UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

JOHN MARSHALL BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

JOHN MARSHALL BANCORP, INC.

April 29, 2025

Dear Fellow Shareholder:

The Board of Directors would like to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of John Marshall Bancorp, Inc. (the “Company”). The Annual Meeting will be held at the Greater Reston Chamber of Commerce Chamber Conference Room, located at 1886 Metro Center Drive, Suite 150, Reston, Virginia on Tuesday, June 17, 2025 at 10:00 a.m., Eastern Time.

Details of the business to be conducted at our Annual Meeting are provided in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. On or about April 29, 2025, we mailed our shareholders a notice containing instructions on how to obtain the Proxy Statement and our Annual Report on Form 10-K and how to vote their shares. You may read, print and download the Proxy Statement and our Annual Report on Form 10-K at https://web.viewproxy.com/JMSB/2025. We encourage you to carefully read these materials.

Your vote is important. Please submit your proxy as soon as possible by Internet, telephone, or mail. Submitting your proxy by one of these methods will ensure your representation at the Annual Meeting regardless of whether you attend the meeting. Instructions for your voting options can be found in the accompanying Proxy Statement.

Thank you for your ongoing support. We look forward to hearing from you at our Annual Meeting.

Sincerely,

Jonathan C. Kinney	Christopher W. Bergstrom
Chairman of the Board	President and Chief Executive Officer

1943 Isaac Newton Square East, Suite 100, Reston, Virginia 20190 – (703) 584-0840

JOHN MARSHALL BANCORP, INC.

1943 Isaac Newton Square East, Suite 100

Reston, Virginia 20190

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 17, 2025

NOTICE TO THE SHAREHOLDERS OF JOHN MARSHALL BANCORP, INC.:

The 2025 Annual Meeting of Shareholders of John Marshall Bancorp, Inc. (the “Company”) will be held at the Greater Reston Chamber of Commerce Chamber Conference Room, located at 1886 Metro Center Drive, Suite 150, Reston, Virginia on Tuesday, June 17, 2025 at 10:00 a.m., Eastern Time, for the following purposes:

1.	Election of Directors. To elect eight directors to serve until the 2026 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

2.

Ratification of the Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	Approval of Stock Incentive Plan. To approve the John Marshall Bancorp, Inc. 2025 Stock Incentive Plan; and

3

4.	Other Business. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote “FOR” the election of all eight nominees named in the proxy statement to our Board of Directors, “FOR” the ratification of the appointment of Yount, Hyde & Barbour, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and “FOR” the approval of the John Marshall Bancorp, Inc. 2025 Stock Incentive Plan.

Only shareholders of record at the close of business on April 21, 2025 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders

to be held on June 17, 2025.

The Proxy Statement and the Company’s Annual Report on Form 10-K are available online at

https://web.viewproxy.com/JMSB/2025

YOUR VOTE IS VERY IMPORTANT. Even if you plan to attend the Annual Meeting, please submit your proxy promptly by Internet, telephone, or mail, all as described in more detail in the Proxy Statement.

By order of the Board of Directors

April 29, 2025

Jonathan C. Kinney
Chairman of the Board

JOHN MARSHALL BANCORP, INC.

1943 Isaac Newton Square East, Suite 100

Reston, Virginia 20190

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held at 10:00 a.m., Eastern Time, Tuesday, June 17, 2025

INTRODUCTION

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of John Marshall Bancorp, Inc., a Virginia corporation, for use at the 2025 Annual Meeting of Shareholders, which will be held at the Greater Reston Chamber of Commerce Chamber Conference Room, located at 1886 Metro Center Drive, Suite 150, Reston, Virginia on Tuesday, June 17, 2025 at 10:00 a.m., Eastern Time, and at any adjournments or postponements thereof.

As a matter of convenience, in this Proxy Statement we refer to John Marshall Bancorp, Inc. as the “Company” or “we,” “us” or “our” and our 2025 Annual Meeting of Shareholders and any adjournments or postponement as the “Annual Meeting” or the “meeting”.

This Proxy Statement is being furnished to shareholders beginning on April 29, 2025. In accordance with Securities and Exchange Commission (“SEC”) rules, the Company is furnishing this Proxy Statement over the Internet to its shareholders. Most of the Company’s shareholders will not receive a printed copy of this Proxy Statement.  Instead, most shareholders will receive a printed copy of the Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 17, 2025 (the “Notice of Internet Availability”), which contains instructions on how to access the proxy materials over the Internet and vote. The Notice of Internet Availability was first mailed to shareholders on or about April 29, 2025. By furnishing proxy materials over the Internet, the Company is able to reduce the printing and mailing costs of this solicitation and help conserve natural resources. If you receive the Notice of Internet Availability but would still like to receive printed copies of the proxy materials, please follow the instructions on the Notice of Internet Availability. Shareholders may vote over the Internet, by telephone, by mail, or in person at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held on June 17, 2025

A complete set of proxy materials relating to the Annual Meeting is available on the Internet. These materials, including the Proxy Statement and our Annual Report on Form 10-K, may be viewed at https://web.viewproxy.com/JMSB/2025.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND PROVIDE US WITH YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.

Some shareholders may have their shares registered in different names or hold shares in different capacities. For example, a shareholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust. If, in that event, you want all of your votes to be counted, please be sure to vote in each of those capacities.

Who May Vote?

If you were a holder of shares of our common stock on the records of the Company at the close of business on April 21, 2025 (the “Record Date”), you are entitled to notice of and may vote at the Annual Meeting.

How Many Votes Do I Have?

Each share of common stock outstanding at the close of business on the Record Date is entitled to one vote on each of the matters to be voted upon at the Annual Meeting. Shareholders do not have the right to cumulate votes in the election of directors.

On the Record Date, 14,301,637 shares of common stock were outstanding and entitled to vote at the Annual Meeting.

How Do I Vote?

Voting during the Annual Meeting. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, at the close of business on the Record Date, you are considered the shareholder of record with respect to those shares and you have the right to vote your shares in person at the Annual Meeting. If your shares are held through a broker, bank or other nominee (that is, in “street name”) at the close of business on the Record Date, you are considered the “beneficial owner” of those shares and you may vote your shares in person at the Annual Meeting only if you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares online at the Annual Meeting.

Voting by Proxy for Shares Held by a Shareholder of Record. If you are a shareholder of record, you may direct how your shares are voted without attending the Annual Meeting in one of the following ways:

•

Voting on the Internet. You may vote on the Internet by accessing the website address and following the instructions printed on your proxy card. The deadline for voting on the Internet is June 16, 2025, at 11:59 p.m., Eastern Time. If you vote on the Internet, you do not need to return your proxy card.

•

Voting by Telephone. You may vote by calling the toll-free telephone number and following the instructions printed on your proxy card. The deadline for voting by telephone is June 16, 2025, at 11:59 p.m., Eastern Time. If you vote by telephone, you do not need to return your proxy card.

•

Voting by Mail. You may vote by completing, signing and returning your proxy card by mail. To vote in this manner, please mark, date and sign the proxy card and return it by mail in the accompanying postage-prepaid envelope. In order to assure that your shares will be voted, you should mail your signed proxy card in sufficient time for it to be received before the Annual Meeting. If your shares are registered in different names or you hold your shares in more than one capacity, you will receive more than one proxy card. In that case, if you choose to vote by mail and you want all of your shares voted, please complete each proxy card that you receive and return it in its own postage prepaid envelope.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy in advance of the meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy by Internet, telephone, or mail will not affect your right to vote during the Annual Meeting. If you do attend and vote your shares during the Annual Meeting, after having voted by any of the methods described above, only your last vote will be counted.

Voting by Proxy for Shares Held In Street Name. If you are the beneficial owner of shares held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to instruct how your shares are to be voted at the Annual Meeting.

How Will The Board Vote My Proxy?

If you grant us your proxy to vote your shares (whether over the Internet or by telephone or by completing, signing and returning your proxy card by mail), and you do not revoke that proxy prior to the Annual Meeting, your shares will be voted as directed by you. If you grant us your proxy without providing any specific direction as to how your shares should be voted, your shares will be voted: “FOR” all of the eight director nominees named in this Proxy Statement for election to the Board of Directors (Proposal No. 1), “FOR” the ratification of the appointment of Yount, Hyde & Barbour, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal No. 2), and “FOR” the approval of the John Marshall Bancorp, Inc. 2025 Stock Incentive Plan (Proposal No. 3).

If any other matter should be properly presented at the Annual Meeting upon which a vote may be taken, the shares represented by your proxy will be voted in accordance with the judgment of the holders of the proxy. Such persons also have discretionary authority to vote to adjourn the Annual Meeting, including for soliciting proxies to vote in accordance with the recommendations of the Board of Directors on any of the above items. However, if your shares are held in a brokerage account, please read the information below under the caption “Voting Shares Held by Brokers, Banks and Other Nominees” regarding how your shares may be voted.

Voting Shares Held by Brokers, Banks and Other Nominees

We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of our common stock. Proxies that are returned to us by brokers, banks or other nominee holders on your behalf will count toward a quorum and will be voted in accordance with the voting instructions you have sent to your broker, bank or other nominee holder. If, however, you want to vote your shares during the Annual Meeting, you will need to obtain a legal proxy or broker’s proxy card from your broker, bank or other nominee holder and bring it with you to the Annual Meeting. If you fail to provide voting instructions to, or you attend the Annual Meeting and do not obtain a legal proxy or broker’s proxy from, your broker, bank or other nominee, your shares will not be voted, except as provided below with respect to certain “routine” matters.

Under rules applicable to securities brokerage firms, a broker who holds shares in “street name” for a customer may generally vote your shares in its discretion on “routine” proposals, but does not have the authority to vote those shares on any “non-routine” proposal, except in accordance with your voting instructions. Under New York Stock Exchange (“NYSE”) rules, if your shares are held by a member organization, as that term is defined under NYSE rules, responsibility for making a final determination as to whether a specific proposal constitutes a routine or non-routine matter rests with that organization, or third parties acting on its behalf. If your broker does not receive voting instructions from you, but chooses to vote your shares on a routine matter, then your shares will be deemed to be present by proxy and will count toward a quorum at the Annual Meeting, but will not be counted as having been voted on, and as a result will be deemed to constitute “broker non-votes” with respect to, non-routine proposals.

Vote Required

Quorum Requirement. Our Bylaws require that a quorum (that is, the holders of a majority of all of the shares entitled to vote at the Annual Meeting) be present, by attendance at the Annual Meeting or by proxy, before any business may be transacted at the Annual Meeting (other than adjourning the Annual Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement).

Proposal No. 1 (Election of Directors). The eight nominees for election to the Board shall be elected by a plurality of the votes cast at the meeting. As a result, shares voted “Withhold” and broker non-votes will not be counted in determining the outcome of the election. However, shares voted “Withhold” and broker non-votes will be considered present at the Annual Meeting for purposes of determining whether a quorum is present.

Proposal No. 2 (Ratification of the Appointment of Independent Registered Public Accounting Firm). If a quorum is present, approval of the ratification of the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the matter. Votes may be cast in favor or against, or a shareholder may abstain. Abstentions will not be counted as votes cast on this proposal and will have no effect on whether such matter is approved. There should be no broker non-votes because this matter is considered “routine” under rules of the NYSE.

Proposal No. 3 (Approval of Stock Incentive Plan).  If a quorum is present, approval of the John Marshall Bancorp, Inc. 2025 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast on the matter.  Votes may be cast in favor or against, or a shareholder may abstain.  Abstentions and broker non-votes will not be considered as votes cast on this proposal and will have no effect on whether such matter is approved.

How You Can Revoke Your Proxy or Voting Instructions and Change Your Vote

If you are the record owner of your shares, you may revoke any proxy you may have submitted over the Internet or by telephone or any proxy you may have returned by mail, at any time before your proxy has been voted, by taking one of the following actions:

•	By granting a later dated proxy with respect to the same shares;

•	By sending written notice to the Corporate Secretary, at 1943 Isaac Newton Square East, Suite 100, Reston, Virginia 20190 so that it is received prior to the proxy being voted; or
•	By voting in person at the meeting.

However, if your shares are held by a broker, bank or other nominee holder, you will need to contact your broker, bank or the nominee holder if you wish to change or revoke any voting instructions that you previously gave to your broker, bank or other nominee holder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 21, 2025 concerning the number and percentage of shares of the Company’s common stock beneficially owned by its directors, named executive officers and by its directors and all executive officers as a group. Except as otherwise indicated, all shares are owned directly, and the named person possesses sole voting and sole investment power with respect to all such shares.

				Exercisable Options
				Included in
		Common Stock		Common Stock
Name	Position	Beneficially Owned(1)		Beneficially Owned	Percentage(2)
Directors
Philip W. Allin	Director	185,312	(3)	—	1.30%
Christopher W. Bergstrom	Director, President and Chief Executive Officer	65,365	(3)	—	*
Philip R. Chase	Director	105,294	(3)	—	*
Michael T. Foster	Director	335,672	(3)	—	2.35%
Michael A. Garcia	Director	21,187	(3)	—	*
Subhash K. Garg	Director	247,737	(3), (4)	—	1.73%
Jonathan C. Kinney	Chairman of the Board	598,642	(3), (5)	—	4.19%
O. Leland Mahan	Director	99,405	(3)	10,250	*

Named Executive Officers who are not Directors
Kent D. Carstater	Senior Executive Vice President - Chief Financial Officer	43,131	(3)	—	*
Andrew J. Peden	Senior Executive Vice President – Chief Banking Officer	23,178	(3)	—	*

All directors and executive officers of the Company as a group (10 persons)		1,724,923	(6)	10,250	12.05%

 * Percentage of ownership is less than one percent of the Company’s outstanding common stock.

(1)

For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.

(2)

Represents percentage of 14,301,637 shares issued and outstanding as of April 21, 2025, except with respect to individuals holding options exercisable within 60 days of said date, in which case represents percentage of shares issued and outstanding plus the number of shares with respect to which such person holds options exercisable within 60 days of April 21, 2025, and except with respect to all directors and executive officers of the Company as a group, in which case represents percentage of shares issued and outstanding plus the number of shares with respect to which all such person hold options exercisable within 60 days of April 21, 2025.

(3)

Includes 2,350 shares of unvested restricted stock for each of Mr. Allin, Mr. Chase, Mr. Foster, Mr. Garcia, Mr. Garg, and Mr. Mahan. Includes 4,811 shares, 7,930 shares, 2,686 shares, and 6,125 shares of unvested restricted stock for Messrs. Bergstrom, Carstater, Kinney, and Peden, respectively. These shares are subject to a vesting schedule, forfeiture risk and other restrictions. They may be voted at meetings of the Company’s shareholders.

(4)

Includes 91,745 shares held by a 401(k) plan for the benefit of Mr. Garg as to which he is co-trustee and shares voting and/or investment power; 28,125 shares held by a trust as to which Mr. Garg is the sole beneficiary, serves as co-trustee and shares voting and/or investment power; and 85,555 shares held by an affiliated company of Mr. Garg.

(5)	Includes 282,204 shares held by affiliated companies of Mr. Kinney. Also includes 5,624 shares owned by his spouse.
(6)

Includes 35,652 shares of unvested restricted stock. These shares are subject to a vesting schedule, forfeiture risk and other restrictions. They may be voted at meetings of the Company’s shareholders.

Set forth below is certain information as of April 21, 2025 (except where another date is indicated) regarding the shares of our common stock held by each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of the outstanding shares of our common stock.

	Shares
	Beneficially
Name of Beneficial Owner	Owned	Percentage (1)
T. Rowe Price Investment Management, Inc.(2)	1,943,902	13.59%
BlackRock, Inc.(3)	880,055	6.15%

(1)	Represents percentage of 14,301,637 shares issued and outstanding as of April 21, 2025.
(2)

Based solely on information contained in Amendment No. 2 to a Schedule 13G filed with the SEC on February 14, 2025, by T. Rowe Price Investment Management Inc. The filer reported sole power to vote or direct the vote of 1,943,902 shares and sole power to dispose or direct the disposition of 1,943,902 shares. T. Rowe Price Group, Inc.’s address is 101 East Pratt Street, Baltimore, MD 21202

(3)

Based solely on information contained in a Schedule 13G filed with the SEC on January 29, 2024, by BlackRock, Inc. The filer reported sole power to vote or direct the vote of 863,660 shares and sole power to dispose or direct the disposition of 880,055 shares. These shares may be owned by one or more of the following entities controlled by BlackRock, Inc.: BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; BlackRock Investment Management, LLC. BlackRock, Inc.’s address is 50 Hudson Yards, New York, NY 10001.

ELECTION OF DIRECTORS

(Proposal No. 1)

At the Annual Meeting, shareholders will elect eight directors to serve until our next annual meeting of shareholders. Our Bylaws provide that the authorized number of directors shall consist of not less than five nor more than 15 persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by the Articles of Incorporation, by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof. The authorized number of directors is currently fixed at eight.

Vote Required and Recommendation of the Board of Directors

Under Virginia law and our Bylaws, the eight nominees will be elected to serve as directors of the Company by a plurality of the votes cast at the meeting. As a result, any shares that are voted “Withhold” and broker non-votes will not be counted in determining the outcome of the election.

Unless otherwise instructed, the persons who are named as the proxy holders on the enclosed proxy card intend to vote the proxies received by them for the election of all eight of the nominees. If, prior to the Annual Meeting, any of the nominees becomes unable or unwilling for good cause to serve as a director, the proxy holders will vote the proxies received by them for the election of any substitute nominee selected by the Board of Directors. The Company has no reason to believe that any of the nominees will become unable or unwilling to serve.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE EIGHT NOMINEES NAMED BELOW FOR ELECTION TO THE BOARD OF DIRECTORS

Nominees

Our Board of Directors has nominated the eight individuals named below for election to the Board for a term of one year ending at the 2026 Annual Meeting of Shareholders and until their respective successors are elected and qualify to serve. Each of the eight nominees named below was nominated by the Board of Directors. Each nominee is currently a director of the Company as well as director of the Company’s subsidiary, John Marshall Bank (the “Bank”), and has consented to serve as a director, if elected at the upcoming Annual Meeting. The following table sets forth certain information about our directors, including their names, ages and years in which they began serving as directors (including service on the Board of Directors of the Bank prior to the Company becoming the bank holding company for the Bank in 2017).

			Director
Name	Age	Position	Since
Philip W. Allin	67	Director	2006
Christopher W. Bergstrom	65	Director, President and Chief Executive Officer	2018
Philip R. Chase	68	Director	2006
Michael T. Foster	63	Director	2008
Michael A. Garcia	65	Director	2018
Subhash K. Garg	74	Director	2008
Jonathan C. Kinney	78	Chairman of the Board	2008
O. Leland Mahan	86	Director	2008

The business experience of each of the directors is set forth below. No director has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or with any of our executive officers. There are no arrangements or understandings between any of the directors and any other person pursuant to which he or she was selected as a director.

Philip W. Allin is the Executive Vice President of Interiors by Guernsey, the furniture-focused division of Guernsey, Inc., a supplier of furniture and office products in the Mid-Atlantic. Prior to merging his company to create Interiors by Guernsey in 2017, Mr. Allin owned Systems Furniture Gallery, Inc., SEI Furniture and Design ~ Supplies Express, Inc. and Office Outfitters, Inc. Mr. Allin is an owner, Treasurer, and Principal in Barrel Oak Winery. Mr. Allin earned a Bachelor of Science degree in Business Administration and Finance from the University of Maryland, College Park. Since 2006, Mr. Allin has been Chairman of the Board of Fairfax Water, serving quality water to more than 2,000,000 residents and businesses in Northern Virginia. He has been on the Fairfax Water Board since 1992 and previously served as Vice-Chairman and Treasurer. Mr. Allin has been involved in several de novo banks in the Northern Virginia area. He is an organizer and founding shareholder of the Bank. Mr. Allin’s position as a member of the Board of Directors is supported by his educational background in the area of business administration and finance, and his professional experience as principal and senior executive of several local small businesses.

Christopher W. Bergstrom has been President and Chief Executive Officer of the Bank and Chief Executive Officer of the Company since April 2018. He has over 42 years of experience in the banking industry. Before joining John Marshall Bank, Mr. Bergstrom served in a variety of executive positions during 19 years with Cardinal Financial Corporation and Cardinal Bank (collectively “Cardinal”), most recently serving as President and Chief Executive Officer from October 2015 until United Bankshares, Inc.’s acquisition of Cardinal in April 2017. He was also President of United Bank from April 2017 to April 2018. Mr. Bergstrom served as the Chairman of the Board of the Virginia Bankers Association. Mr. Bergstrom received his Master of Science in Finance from Virginia Commonwealth University and a Bachelors of Business Administration degree from James Madison University. Mr. Bergstrom’s position as a member of the Board of Directors is supported by his professional experience of over 42 years in banking, including his prior experience in organizing and leading Cardinal Bank as its President and Chief Executive Officer.

Philip R. Chase retired from his position as Chief Financial Officer of NT Concepts, a leading technology firm that supports the U.S. Government with software engineering, geospatial, data analytics and investigative services solutions, in December 2019. He leads the Board’s Finance and Risk Committee. His prior engagements have included positions as Senior Vice President/Chief Financial Officer of a leading provider of mission-critical intelligence and cyber security services to the Armed Forces and the Federal Government, Vice President of Finance and Chief Financial Officer for an e-learning company primarily supporting the Office of Personnel Management, and Director of Corporate Operations at an information technology and professional services firm. Prior to that, Mr. Chase was an owner, Vice President, and Chief Financial Officer of CCI, Incorporated, a professional services government contractor acquired by Stanley Associates in 2002. Throughout his career, and currently, he has consulted as Owner/Principal at Synergis LLC, a management and business advisory firm which focuses on strategic planning and chief financial officer consulting support in the government contracting industry. He also previously worked in the banking industry in a lending and risk management capacity for approximately eight years. Mr. Chase’s position as a member of the Board of Directors is supported by his professional experience in the banking industry, and as principal of a local small business focusing on the government contracting industry, which is one of the Bank’s target markets.

Michael T. Foster, a Fellow of the American Institute of Architects, is the founder and president of MTFA Architecture, Inc., an award-winning architecture, interiors, historic preservation, and urban planning firm. MTFA Architecture is a regional leader in sustainable design and development for institutional, commercial, educational, and government buildings. Mr. Foster is active in the community having served on the Arlington Economic Development Commission, past Chair of the Arlington Planning Commission and past Chair of the Arlington Chamber of Commerce. He is currently appointed to the Arlington Board of Code Appeals, serves on The Virginia Hospital Center Foundation Board, The Virginia Tech College of Architecture Board, and is a mentor for the Urban Land Institute. He is active in numerous professional, civic, philanthropic, and arts organizations serving the community and the region. Mr. Foster’s position as a member of the Board of Directors is supported by his professional experience as founder and principal of a successful local business and his extensive civic and business contacts in the community.

Michael A. Garcia is president of Mike Garcia Construction Inc., a family-owned business. He established his Prince William County-based company in 1981. Mr. Garcia was a director of Cardinal Bank from 1999 and served on the Board’s loan committee until Cardinal’s acquisition by United Bank in 2017. Mr. Garcia currently is Chairman of the Prince William County Commercial Development Committee, lending his knowledge and experience in residential and commercial real estate development to support and guide business owners through the entire process of commercial real estate development projects. Mr. Garcia supports the community by exclusively hiring talent within Prince William County, and by supporting multiple community projects and youth organizations. He has received numerous awards over the years for his community service. Mr. Garcia’s position as a member of the Board of Directors is supported by his professional experience of a local small business and his extensive contacts in the local business community.

Subhash K. Garg is a co-founder and managing member of Wiener & Garg LLC, a certified public accounting firm in Rockville, Maryland. In August 2024, Wiener & Garg, LLC merged and became part of Prosperity Partners, LLC (a Chicago, IL CPA firm) and Mr. Garg is now a tax partner at Prosperity Partners, LLC with locations throughout the USA. Since June 1978, Mr. Garg has been a member of the American Institute of Certified Public Accountants and the Virginia Society of Certified Public Accountants. Mr. Garg is involved with several non-profit organizations in the Washington, D.C. metropolitan area which are helping to bring and expand Indian sub-continent culture in the community. Mr. Garg’s position as a member of the Board of Directors is supported by his professional experience as founder and principal of a local certified public accounting firm and his extensive contacts in the local business community.

Jonathan C. Kinney is a shareholder at the law firm of Bean, Kinney and Korman, P.C. in Arlington, Virginia. Mr. Kinney serves as the President of the Arlington County Retirement Board, a Trustee Emeritus of the Arlington Community Foundation and Community Residence Foundation. For the last 46 years, he has been actively involved in Arlington civic matters including being the 2016 recipient of the Spirit Award by the Arlington Community Foundation. Mr. Kinney earned an undergraduate degree from Duke University and a Juris Doctor from the University of Chicago Law School. Mr. Kinney became the Chairman of the Board of Directors in 2019. Mr. Kinney’s position as the Chairman and a member of the Board of Directors is supported by his legal education, his professional experience as principal of a local law firm, and his extensive contacts in the local business community.

O. Leland Mahan has practiced law in Leesburg, Virginia, for over 56 years. Currently, he is a senior partner at the law firm of Hall, Monahan, Engle, Mahan & Mitchell in Leesburg, Virginia. His primary areas of practice have been litigation, business, land use, real estate, wills and estate administration. Mr. Mahan earned a B.S. degree from Virginia Tech in 1961, and a Juris Doctor from the University of Richmond School of Law in 1964. He served as President of the University of Richmond Law School Alumni Association from 1988 to 1990. He served as a Captain in the United States Air Force, serving in the Judge Advocate General’s Corp from 1964 to 1967. He is active in legal and community affairs, being a member of the Virginia Trial Lawyers Association, Virginia State Bar, Virginia Bar Association and past president of the Loudoun County Bar Association. Mr. Mahan served as a director and President of the Loudoun Small Business Development Center. He has served in leadership roles as a member of the Loudoun County Redistricting Committee and the Loudoun County Economic Development Committee. Mr. Mahan has served on the advisory Boards of Virginia National Bank (including as Chairman from 1980 to 1984), NationsBank and George Mason Bank. Mr. Mahan’s position as a member of the Board of Directors is supported by his legal education, his professional experience as principal of a local law firm, and his extensive contacts in the local business community.

THE BOARD OF DIRECTORS

The Role of the Board of Directors

In accordance with our Bylaws and Virginia law, the Board of Directors oversees the management of the business and affairs of the Company. The members of the Board also are members of the Board of Directors of the Bank, which accounts for substantially all of the Company’s consolidated operating results. The members of the Board keep informed about our business through discussions with senior management and other officers and managers of the Company and the Bank, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in Board and in Board committee meetings.

During 2024, our Board of Directors held a total of 13 meetings. Each of the nominees attended at least 75% of the total number of those meetings and the meetings of the Board committees on which they served during their term of office as a director in 2024. We encourage our directors to attend our annual meeting of shareholders. Each director attended our 2024 annual meeting of shareholders.

Corporate Governance Principles and Board Matters

Our Board believes that sound governance policies and practices provide an important framework to assist it in fulfilling its duties to our shareholders. Our Board has adopted a number of policies and practices under which it has operated for some time with concepts based on the suggestions of various authorities in corporate governance and the requirements under the applicable Nasdaq Stock Market (“Nasdaq”) rules. Our Board members believe these policies and practices are essential to the performance of the Board’s oversight responsibilities and the maintenance of the Company’s integrity in the marketplace. The policies and practices include, among others, the following:

Code of Business and Ethical Conduct. We have adopted a Code of Business and Ethical Conduct for all representatives of the Company (“Code of Conduct”) that contains specific ethical policies and principles that apply to our principal executive officer, principal financial officer, principal accounting officer and other key accounting and financial personnel. The Code of Conduct constitutes our “code of ethics” for purposes of satisfying Nasdaq’s listing standards.

The Code of Conduct is available in the Investor Relations section of our website at www.johnmarshallbank.com. To the extent required by applicable SEC rules, Nasdaq’s listing standards or our Code of Conduct, we will disclose any waivers of the requirements of our Code of Conduct that may be granted to our executive officers, including our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions on our website.

Related Party Transaction Procedures. The Company has procedures in place to identify, review, approve and disclose, if necessary, transactions between the Company and executive officers and directors of the Company and its subsidiaries, immediate family members of executive officers and directors, entities directly or indirectly controlled by a director or executive officer, and persons known by the Company to be beneficial owners of more than 5% of the Company’s common stock. As part of management’s related party transaction monitoring, each director and executive officer completes a questionnaire on an annual basis that is designed to elicit information about any potential related party transactions.

Board Leadership Structure. The Chairman of our Board is Jonathan C. Kinney. Our Board currently has separated the positions of Chairman and Chief Executive Officer because our Board believes that doing so provides the appropriate leadership structure for us at this time, particularly because the separation of those two positions enables our Chief Executive Officer to focus on the management of our business and the development and implementation of strategic initiatives, while the Chairman leads our Board in the performance of its management oversight and other responsibilities.

Director Independence. The Board of Directors annually evaluates the independence of its members based on the standards set forth in Nasdaq Rule 5605(a)(2). In addition, the Board of Directors annually evaluates the independence of its Audit Committee and Compensation Committee members based on the standards set forth in Nasdaq Rules 5605(c)(2) and (d)(2), respectively. The Board of Directors has concluded that all of the members of the Company’s Board of Directors are independent under the standards set forth in Nasdaq Rule 5605(a)(2) other than Christopher W. Bergstrom, the Company’s President and Chief Executive Officer. The Board of Directors has also concluded that (i) the members of the Audit Committee meet the independence standards set forth in Nasdaq Rule 5605(c)(2) and SEC Rule 10A-3, (ii) the members of the Compensation Committee meet the independence standards set forth in Nasdaq

Rule 5605(d)(2), and (iii) the members of the Governance and Nominating Committee are independent under the standards set forth in Nasdaq Rule 5605(a)(2).

Insider Trading Policy. The Company has adopted an insider trading policy that governs the purchase, sale, and/or other transactions of the Company’s securities by its directors, officers and employees. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.

Anti-hedging Policy. Pursuant to the Company’s insider trading policy, directors and executive officers are prohibited from entering into hedging transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

Committees of our Board of Directors

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Governance  and Nominating Committee. The Board has adopted a written charter for all three of the committees, and copies of those charters are available on the Investor Relations section of our website at www.johnmarshallbank.com. In addition, from time to time, our Board may establish special committees to address specific issues when necessary.

The Audit Committee. Our Board has established a standing Audit Committee, the current members of which are Subhash K. Garg, its Chairman, Philip W. Allin and Philip R. Chase. Our Board also has determined that Mr. Garg meets the definition of “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K issued by the Securities and Exchange Commission and satisfies the financial sophistication requirements of applicable rules of The Nasdaq Stock Market.

The Audit Committee’s responsibilities include:

•	Overseeing the integrity of our financial statements and those of our subsidiary, including the financial reporting processes and systems of internal controls;
•	Overseeing the independence, qualifications and performance of our independent auditors and internal audit function;
•	Monitoring the open communication among the independent auditor, management, the internal audit function and the Board;
•

Providing general oversight of the Company’s risk management function and, as appropriate, to discuss with members of management, the independent auditor or the internal auditor significant risks or exposures and assess the steps management has taken to minimize such risk to the Company;

•

In its sole discretion, retaining and obtaining the advice and assistance of independent outside counsel and such other advisors as it deems necessary to fulfill its duties and responsibilities under its charter; the Committee sets the compensation, and oversees the work, of any outside counsel and other advisors;

•	Reviewing and assessing the adequacy of its formal written charter on an annual basis; and
•	Reporting the matters considered and actions taken by the Committee to the Board of Directors.

The Audit Committee met five times during 2024.

The Compensation Committee. Our Board has established a standing Compensation Committee that is currently comprised of Michael T. Foster, its Chairman, and O. Leland Mahan.

The Compensation Committee’s responsibilities include:

•

Reviewing and evaluating the performance of the Chief Executive Officer and the other executive officers in light of goals and objectives set by the Board of Directors that include the Company’s financial performance and return to shareholders;

•	Establishing the compensation of the Chief Executive Officer;
•	Reviewing the compensation of the other executive officers upon recommendation from the Chief Executive Officer;
•

Making recommendations to the Board of Directors with respect to employment and change in control agreements, annual incentive compensation plans, deferred compensation plans, executive retirement plans, and equity based plans;

•

Reviewing, approving and overseeing any transaction between the Company and any related person and any other potential conflict of interest situations on an ongoing basis, in accordance with Company policies and procedures;

•	Considering and making recommendations to the Board of Directors on matters relating to Board of Director compensation;
•	Reviewing the Company’s incentive compensation programs, practices and policies to determine whether they encourage excessive or inappropriate risk taking;
•	Reviewing and assessing the adequacy of its formal written charter on an annual basis; and
•	Reporting the matters considered and actions taken by the Committee to the Board of Directors.

The Compensation Committee met once during 2024.

The Governance and Nominating Committee. Our Board has established a standing Governance and Nominating Committee, the current members of which are Philip W. Allin, its Chairman, Michael A. Garcia, and  Philip R. Chase.

The Governance and Nominating Committee’s responsibilities include:

•	Determining the qualifications, qualities, skills, expertise and other criteria required for selection of Board members, the Chairman of the Board, and Board committee members;
•	Identifying, evaluating, and recommending to the Board of Directors the persons to be appointed or stand for election to the Board of Directors;
•

Reviewing the director independence standards of the Board of Directors and, if applicable, develop and recommend to the Board for approval independence standards in addition to those required by The Nasdaq Stock Market for determining whether a director has a relationship with the Company that would impair the director’s independence;

•	Considering policies and procedures regarding the performance evaluation of the Board of Directors and its committees;
•

Evaluating from time to time the Board of Directors and its committees, including the composition, organization, and size of the Board and its committees, the contributions and effectiveness of Board and committee members and the tenure and periodic rotation of directors and committee members;

•

Making recommendations to the Board of Directors regarding the size and composition of each standing committee of the Board, including the identification of individuals qualified to serve as members of a committee, including the Governance and Nominating Committee, and to recommend individual directors to fill any vacancy that might occur on a committee, including the Governance and Nominating Committee;

•	Reviewing and assessing the adequacy of its formal written charter on an annual basis; and
•	Reporting the matters considered and actions taken by the Committee to the Board of Directors.

The Governance and Nominating Committee met once during 2024.

The Board’s Role in Risk Oversight

Our Board of Directors understands the critical role it serves in risk oversight. As a financial institution, the very nature of our business involves the oversight of the Company’s management of capital, compliance, credit, financial, information technology (including cyber risk), legal, liquidity, operational, market, model, reputation, strategic, and other risks. The Board’s responsibilities in overseeing our management and business include oversight of the Company’s key risk and management processes and controls. Management, in turn, is responsible for the day-to-day management of risk and implementation of appropriate risk management controls and procedures.

The risk of incurring losses on the loans is an inherent feature of the banking business and, if not effectively managed, such risks can materially affect our results of operations. Accordingly, the Board, as a whole, exercises oversight responsibility over the processes that our management employs to manage this risk. The Board fulfills that oversight responsibility by:

•	Monitoring trends in our loan portfolio and allowance for credit losses;
•	Approving the underwriting guidelines for all loan products offered by the Bank;
•	Monitoring the open communication among the independent auditor, management, the internal audit function and the Board;
•	Overseeing our significant risk management activities;
•

Reviewing and discussing, at least quarterly and more frequently as the Board deems necessary, reports from the Bank’s Chief Credit Officer relating to such matters as (i) risks in our loan portfolio, (ii) economic conditions or trends that could reasonably be expected to affect (positively or negatively) the performance of the loan portfolio or require increases or decreases in the allowance for credit losses and (iii) specific loans that have been classified as “special mention,” “substandard” or “doubtful” and, therefore, require increased attention from management;

•	Reviewing, at least quarterly, management’s determinations with respect to the adequacy of, and any provisions required to be made to replenish or increase, the allowance for credit losses; and
•	Reviewing management reports regarding collection efforts with respect to nonperforming loans.

Although risk oversight permeates many elements of the work of the full Board and its committees, the Audit Committee is responsible for overseeing any other significant risk management processes. The Audit Committee oversees these risk management processes, periodically reporting its findings and making it policy and other recommendations to the full Board.

Audit Committee Oversight Responsibilities. The Audit Committee’s responsibilities in overseeing risk management processes include:

•	Oversight of the internal audit function, with the internal auditor reporting directly to the Audit Committee;
•	Oversight of the Company’s independent registered public accounting firm; and
•	Reviewing reports from management and the internal auditor regarding the adequacy and effectiveness of various internal controls.

Selection and Nomination of Candidates for Election to the Board of Directors

Our Board delegates to the Governance and Nominating Committee the responsibility for developing and recommending to the Board, for its consideration and approval, the specific qualifications and criteria for prospective director candidates as its deems necessary or advisable. The Governance and Nominating Committee is also charged with recommending to our Board specific candidates for election as directors. The Governance and Nominating Committee considers nominees recommended by directors, officers, employees, shareholders and others using the same criteria to evaluate all candidates. In identifying prospective director candidates, the Governance and Nominating Committee charter establishes the following minimum qualifications: honesty; integrity; good judgment; positive reputation in and demonstrated commitment to the community; willingness to devote the necessary time to serve; willingness to invest in the Company; and willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The Governance and Nominating Committee also considers the following qualities, skills, expertise and other criteria: personality and thinking style; location of residence; potential conflicts of interest and independence; understanding of financial statements and issues; membership or influence in a particular geographic or business target market, or other relevant business experience; record, if any, of past service as a director of the Company, including overall engagement and contributions to community and business development initiatives; overall diversity of the Board, encouraging fresh perspectives, and taking into consideration the rules and guidance of Nasdaq, the SEC, and bank regulatory agencies; and other factors it deems appropriate. The Governance and Nominating Committee is authorized to engage consultants or third party search firms to assist in identifying and evaluating potential nominees at our expense.

Any shareholder may submit, for consideration and nomination by the Governance and Nominating Committee any candidate or candidates for election to the Board at any annual meeting of the Company’s shareholders by following the notice procedures and providing the information required by our Bylaws. To nominate a candidate for election as a director at an annual meeting of shareholders, our Bylaws require a shareholder to provide us with written notice no later than 90 days prior to the anniversary date of the immediately preceding annual meeting. If the current year’s annual meeting is called for a date that is not within 30 days of the anniversary of the previous year’s annual meeting, the notice must be received not later than 10 days following the day on which public announcement of the date of the annual meeting is first made. Our Bylaws require that the nominating shareholder’s notice include information regarding the candidate for election as director, including (i) the name, age, business address and, if known, the residence address of each nominee proposed, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of each class of stock of the Company beneficially owned or directly or indirectly controlled by each such nominee, (iv) such other information regarding each such nominee as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A under the Exchange Act, (v) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder and (vi) as to the shareholder making such nomination (y) his or her name and address as they appear on the stock transfer books of the Company, and (z) the number of shares of each class of stock of the Company beneficially owned or directly or indirectly controlled by such shareholder. Shareholders are advised to carefully review our Bylaws, which contain a description of the information required to be submitted, as well as the advance notice and other requirements that apply to nominations by shareholder of candidates for election to the Board.

Certain Relationships and Related Transactions

The Bank, during the normal course of business, has made loans and provided other banking services to the directors and executive officers of the Company, including their family members and businesses and professional organizations with which they are associated, and management expects that the Bank will continue to engage in such banking transactions in the future. Such loans and other banking services were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans and banking services with persons not related to the Company or the Bank, and did not involve more than the normal risk of collectability or present other features unfavorable to the Bank. Neither the Company nor the Bank has engaged in any transaction reportable pursuant to Item 404(d) of Regulation S-K during the periods specified therein.

On December 31, 2024, $11.9 million of loans were outstanding to individuals who, during 2024, were executive officers, directors or affiliates of the Company. None of such loans were classified as Substandard, Doubtful or Loss. In addition, the executive officers, directors, and affiliates of the Company had deposits totaling $21.4 million with the Bank as of December 31, 2024.

Director Compensation

Our non-employee directors may receive both cash and equity compensation. Mr. Bergstrom does not receive additional compensation for his service on the Board of Directors. During the year ended December 31, 2024, directors received $3,300 for each Board of Directors’ meeting attended ($6,600 for the Chairman) and $700 for each Committee meeting attended ($1,000 for each Committee Chairman). In addition, as indicated in the table below, restricted stock awards were made to the directors in 2024 based on the Company’s performance, with our Chairman of the Board receiving 1,840 shares and all other non-employee directors receiving 1,610 shares.

The following table sets forth information regarding compensation paid to non-employee directors during the year ended December 31, 2024.

	Fees Earned or	Stock	Option	Nonqualified Deferred	All Other
Name	Paid in Cash	Awards(1)	Awards	Compensation Earnings	Compensation	Total
Directors
Jonathan C. Kinney (Chairman)	$106,800	$40,020	$—	$—	$—	$146,820
Philip W. Allin	$46,400	$35,018	$—	$—	$—	$81,418
Philip R. Chase	$59,820	$35,018	$—	$—	$—	$94,838
Michael T. Foster	$39,600	$35,018	$—	$—	$—	$74,618
Michael A. Garcia	$59,000	$35,018	$—	$—	$—	$94,018
Subhash K. Garg	$44,930	$35,018	$—	$—	$—	$79,948
O. Leland Mahan	$58,300	$35,018	$—	$—	$—	$93,318
Lim P. Nguonly (2)	$42,900	$35,018	$—	$—	$—	$77,918

(1)	Reflects aggregate grant date fair value of stock awards provided in 2024 based upon the stock price on the date of grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The awards presented vest in two substantially equal annual installments beginning on the first anniversary of the grant date. At December 31, 2024, our Chairman of the Board had outstanding unvested stock awards of 2,599 and all other non-employee directors had outstanding unvested stock awards of 2,261 shares.
(2)	Lim P. Nguonly retired from the Company’s Board of Directors on March 18, 2025.

Compensation Committee Interlocks and Insider Participation

In 2024, the Compensation Committee was comprised of three independent directors, including the Chairman. No member of the Compensation Committee is a current, or during 2024 was a former, executive officer or employee of the Company or any of its subsidiaries. During 2024, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. In 2024, none of our executive officers served on the Board of Directors or Compensation Committee of any entity that had one or more of its executive officers serving on our Board or its Compensation Committee.

Communications with the Board

Shareholders interested in communicating with members of the Board of Directors or the non-management directors as a group may do so by writing to the Chairman of the Board of Directors, c/o Corporate Secretary, John Marshall Bancorp, Inc., 1943 Isaac Newton Square East, Suite 100, Reston, Virginia 20190. The Corporate Secretary will promptly forward to the appropriate members of the Board all such correspondence to the indicated directors. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the Audit Committee and will be handled in accordance with procedures established by that committee.

EXECUTIVE OFFICERS

Executive officers are appointed by and serve at the discretion of the Board of Directors. The following table sets forth certain information regarding our executive officers, including their names, ages and positions as of April 29, 2025.

Name	Age	Position
Christopher W. Bergstrom	65	President and Chief Executive Officer
Kent D. Carstater	57	Senior Executive Vice President – Chief Financial Officer
Andrew J. Peden	47	Senior Executive Vice President – Chief Banking Officer

The business experience of each of our executive officers, other than Mr. Bergstrom, is set forth below. No executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other executive officer or any of our directors. There are no arrangements or understandings between any of the officers and any other person pursuant to which he was selected as an officer.

Kent D. Carstater is the Senior Executive Vice President – Chief Financial Officer of the Company and has been since June 2017. He has responsibility for accounting, administrative, financial, human resources, information technology, and risk management operations. Mr. Carstater also chairs the Company’s Asset/Liability management committee. He has over 27 years of financial services experience. He joined John Marshall Bank in July 2016 as Senior Vice President of Market Risk Management, overseeing the Bank’s liquidity, asset/liability, investment, capital planning and strategic planning functions. From 2012 to 2016, Mr. Carstater served as a Senior Vice President and Treasurer at the Bank of Georgetown. In that role, he was responsible for financial and risk management, investor relations, capital markets activities and strategic planning. Prior to becoming a commercial banker in 2012, he advised community bank executives on strategic matters as an investment banker and founded a private equity firm focused on investing in financial institutions. Mr. Carstater earned his Bachelors of Science from Virginia Tech in Finance and Masters of Business Administration from the Darden School of Business at the University of Virginia.

Andrew J. Peden is the Senior Executive Vice President – Chief Banking Officer of the Company and has been since June 2022. Previously, Mr. Peden served as Executive Vice President – Chief Lending Officer since May 2018. He has over 24 years of banking experience. Prior to joining the Company, Mr. Peden spent one year at United Bank serving as a Market Executive. Prior to that, Mr. Peden spent 17 years with Cardinal Bank where he most recently served as Executive Vice President of Commercial Real Estate Lending. He also serves on the board of directors of VBA Management Services Inc., a subsidiary of the Virginia Bankers Association. Mr. Peden earned his Bachelors of Science from the University of Richmond – Robins School of Business in Business. Mr. Peden is also very involved in the community, having served for 15 years on the steering committee of a fundraising event for the Inova Kellar Center and as a youth sports coach.

EXECUTIVE OFFICER COMPENSATION

Compensation Paid to Named Executive Officers

The following table sets forth an overview of the compensation for Christopher W. Bergstrom, President & Chief Executive Officer, Kent D. Carstater, Senior Executive Vice President, Chief Financial Officer, and Andrew J. Peden, Senior Executive Vice President, Chief Banking Officer. Messrs. Bergstrom, Carstater and Peden collectively constitute our named executive officers for the year ended December 31, 2024. The compensation of the named executive officers is not necessarily indicative of how we will compensate our named executive officers in the future. Evaluation and changes, as needed, are made to our compensation structure to ensure compensation packages remain competitive and align with our compensation philosophy.

Summary Compensation Table

						Nonqualified
						Deferred
				Stock	Option	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Awards(1)	Awards	Earnings	Compensation(2)	Total
Christopher W. Bergstrom, President & Chief Executive Officer	2024	$775,000	$300,000	$92,328	$—	$—	$219,373	$1,386,701
	2023	$740,000	$500,000	$-	$—	$—	$170,062	$1,410,062

Kent D. Carstater, Senior Executive Vice President – Chief Financial Officer	2024	$360,000	$160,000	$69,256	$—	$—	$19,264	$608,520
	2023	$345,000	$180,000	$47,692	$—	$—	$18,760	$591,452

Andrew J. Peden, Senior Executive Vice President – Chief Banking Officer	2024	$360,000	$130,000	$64,638	$—	$—	$35,060	$589,698
	2023	$345,000	$165,000	$38,149	$—	$—	$34,378	$582,527
(1)	The amounts represent the aggregate grant date fair value of restricted stock awards calculated in accordance with FASB ASC Topic 718. See Note 14 of Notes to the December 31, 2024, Consolidated Financial Statements, for additional information about the Company’s share-based compensation plans, including the assumptions made in the valuation of restricted stock awards. Mr. Bergstrom’s 2024 award vests ratably, including the grant date and the three years following the grant date. Remaining awards vest in five substantially equal annual installments commencing on the first anniversary of the grant date.
(2)	The amounts include discretionary contributions made by the Company to its nonqualified deferred compensation plan for Mr. Bergstrom in the amount of $175,000 and $125,000 for the years ended December 31, 2024 and December 31, 2023, respectively. Each other perquisite and personal benefit received by the officer was less than $25,000. Please see “— Deferred Compensation Plan” and “— Employment Agreements” below for more information on the deferred compensation plan and perquisites and other personal benefits.

Summary of Material Components of Compensation Program

Base Salary

We generally set annual base salaries for the executive officers based on the executive’s experience, individual performance for the prior year and our prior year financial results. We also consider comparative peer salary data and believe that base salaries are set at levels that enable us to hire and retain individuals in the banking/finance industry that can drive achievement of the Company’s overall objectives.

The Compensation Committee (hereafter referred to as “the Committee”) annually evaluates the performance of the Chief Executive Officer based on our financial performance, achievements in implementing our long-term strategy and the personal observations of the Chief Executive Officer’s performance by the members of the Committee and Board of Directors. For other executive officers, the Committee reviews with the Chief Executive Officer the performance evaluations for those executive officers, along with competitive salary data for the Company’s peers.

Effective January 1, 2025, Messrs. Bergstrom, Carstater and Peden were entitled to annual base salaries of $800,000, $380,000 and $375,000, respectively.

Short-Term Incentive Compensation

We annually review the Company’s performance relative to internal goals and each executive officer’s individual performance and responsibility to assess the payment of short-term incentive compensation. The Committee makes a discretionary assessment of actual financial results compared to budget and non-financial performance metrics relative to strategic objectives, safety and soundness, effectiveness in managing risk, and status of our relationship with bank regulatory agencies. Financial measures such as return on average assets, return on average equity, efficiency ratio, credit quality, net income to budget, and total return to shareholder are considered but each measure is not assigned a specific weight or given a higher or lower position of importance relative to the other measures. The Committee believes that total compensation for executive officers (base salary, short-term and long-term compensation) should vary based on the Company’s performance and return to shareholders, and should be generally consistent relative to performance against the Company’s peers. These considerations are taken into account in determining the cash bonus, if any, for each executive officer.

Based on assessment of performance, the Committee approves at the end of each year an overall pool of discretionary cash bonuses to be awarded to all officers. The Committee determines the annual cash bonus for the Chief Executive Officer. The Chief Executive Officer determines and reviews with the Committee the annual cash bonuses for executive officers other than the Chief Executive Officer based upon actual Company and individual results compared to the targeted results. Certain members of the executive management team, along with the Chief Executive Officer, then allocate discretionary bonuses to all other employees, not including executive officers.

Long-Term Incentive Compensation – Equity Incentive Plan

Each year, the Committee also considers the desirability of granting long-term incentive equity awards under our 2015 Stock Incentive Plan (the “2015 Plan”). The 2015 Plan was approved by shareholders of the Bank and assumed by the Company in connection with the formation of the holding company, to attract, retain and motivate key employees and directors. We believe that equity awards focus our executive management on building long-term profitability and shareholder value by closely aligning the interests of management with those of our shareholders. As a result, it is our view that equity awards afford a desirable long-term compensation method.

Under the 2015 Plan, incentive stock options, non-qualified stock options, shares of restricted stock and restricted stock units may be awarded to such officers and employees as the Compensation Committee may designate, and non-qualified stock options, shares of restricted stock and restricted stock units may be awarded to directors. The Company’s previous share-based compensation plan, the 2006 Stock Option Plan (the “2006 Plan”), provided for the grant of share-based awards in the form of incentive stock options and non-qualified stock options to directors and employees. In April 2015, the 2006 Plan was terminated and replaced with the 2015 Plan.

The 2015 Plan is administered by the Committee, each member of which meets the definition of an “independent director” under the listing standards of The Nasdaq Stock Market. Subject to the terms of the 2015 Plan, the Committee has the authority to select participants and to grant options, shares of restricted stock and restricted stock units, to determine the terms of those awards, and otherwise to administer and interpret the 2015 Plan. Neither the Committee nor the Board of Directors may reprice any option unless the repricing is approved in advance by the shareholders of the Company. Upon a “change in control” (as defined in the 2015 Plan) of the Company, all awards are immediately exercisable and fully vested. At the time of a change in control, the Committee may cancel outstanding options and give the holder the right to receive a cash payment in an amount equal to the excess of the market value of the shares subject to the option over the exercise price of the option.

Under the 2015 Plan, of the 976,211 shares authorized, 241,411 shares were available for granting purposes as of December 31, 2024.  The 2015 Plan expired on April 28, 2025 and the John Marshall Bancorp, Inc. 2025 Stock Incentive Plan is up for shareholder approval.

For 2024, the Committee determined to grant Mr. Bergstrom time-based restricted stock awards totaling 4,598 shares that vest ratably, including the grant date and the three years following the grant date. Mr. Carstater and Mr. Peden received time-based restricted stock awards totaling 3,449 shares and 3,219 shares, respectively, both of which vest ratably for five years on each anniversary of the grant date.

Deferred Compensation Plan

We currently have in place the John Marshall Bancorp, Inc. Deferred Compensation Plan (the “Nonqualified Plan”), which offers certain executive officers and directors the opportunity to voluntarily defer current compensation for retirement income and other significant future financial needs for themselves, their families and other dependents. The Nonqualified Plan is also designed to provide the Company with a vehicle to address limitations on our contributions under any tax-qualified defined contribution plan. Any of our officers holding the position of senior vice president or above may be eligible to participate in the Nonqualified Plan.

Pursuant to the Nonqualified Plan, eligible executive officers can defer up to 25% of base salary and 100% of cash bonus on an annual basis, and our directors can defer up to 100% of director fees on an annual basis. Participants are

100% vested in such deferral amounts and may elect from various investment funds to earn a return for the amounts of compensation that they defer. The Company may also provide discretionary contributions to the named executive officers, subject to certain vesting criteria including age, length of service with the Bank, and length of participation in the Nonqualified Plan. In 2024, the Company made a discretionary contribution to the plan for Mr. Bergstrom, in the amount of $175,000, which is included in the amounts under the “All Other Compensation” column in the Summary Compensation Table above.

401(k) Plan

Our 401(k) Plan is designed to provide retirement benefits to all eligible full-time employees. The 401(k) Plan provides employees with the opportunity to save for retirement on a tax deferred basis. Our named executive officers, all of whom were eligible to participate in the 401(k) Plan during 2024, may elect to participate in the 401(k) Plan on the same basis as all other eligible employees. We have elected a safe harbor 401(k) Plan and as such make matching contributions of up to 100% of employee salary contribution deferrals of up to 3% of pay and 50% of employee salary contributions that exceed 3% but do not exceed 5% of pay, subject to a cap of $69,000 for any employee in 2024. An employee must contribute to receive the matching contribution.

In addition, we may make a discretionary employer profit sharing contribution to all eligible employees. Profit sharing contributions, if any, are made annually and are a function of the Company’s net income, among other factors. In the event a profit sharing contribution is made by the Company, each eligible employee receives the same amount. Profit sharing contributions are subject to a vesting schedule.

Health and Welfare Benefits

Our named executive officers are eligible to participate in the same benefit plans designed for all of our eligible full-time and part-time employees, including health, dental, vision, disability and basic group life insurance coverage, on the same basis as other participants. The purpose of our employee benefit plans is to help us attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.

Perquisites

We provide our named executive officers with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program and better enable us to attract and retain superior employees for key positions. See “— Employment Agreements” below for a general description of the types of perquisites provided to our named executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following tables set forth, on an award by award basis, information concerning all restricted stock awards held by the named executive officers at December 31, 2024. There were no options held by named executive officers at December 31, 2024.

					Equity incentive
	Number of			Equity incentive	plan awards:
	shares or			plan awards:	Market or payout
	units of	Market value of		Number of unearned	value of unearned
	stock that	shares or units of		shares, units or other	shares, units or other
	have not	stock that have not		rights that	rights that
Name	vested	vested (1)		have not vested	have not vested
Christopher W. Bergstrom	1,362	$27,349	(2)	—	$—
	3,449	$69,256	(3)	—	$—
Kent D. Carstater	600	$12,048	(4)	—	$—
	1,356	$27,228	(5)	—	$—
	1,022	$20,522	(6)	—	$—
	1,089	$21,867	(7)	—	$—
	1,692	$33,975	(8)	—	$—
	3,449	$69,256	(9)	—	$—
Andrew J. Peden	200	$4,016	(4)	—	$—
	543	$10,903	(5)	—	$—
	409	$8,213	(6)	—	$—
	872	$17,510	(7)	—	$—
	1,353	$27,168	(8)	—	$—
	3,219	$64,638	(9)	—	$—

(1)	Based on the $20.08 closing price of our common stock on December 31, 2024.
(2)	Represents award of restricted stock granted on December 20, 2022. The award vests ratably, including the grant date and the three years following the grant date.
(3)	Represents award of restricted stock granted on December 17, 2024. The award vests ratably, including the grant date and the three years following the grant date.
(4)	Represents award of restricted stock granted on January 21, 2020. The award vests in five substantially equal annual installments commencing on the first anniversary of the grant date.
(5)	Represents award of restricted stock granted on January 19, 2021. The award vests in five substantially equal annual installments commencing on the first anniversary of the grant date.
(6)	Represents award of restricted stock granted on December 21, 2021. The award vests in five substantially equal annual installments commencing on the first anniversary of the grant date.
(7)	Represents award of restricted stock granted on December 20, 2022. The award vests in five substantially equal annual installments commencing on the first anniversary of the grant date.
(8)	Represents award of restricted stock granted on December 19, 2023. The award vests in five substantially equal annual installments commencing on the first anniversary of the grant date.
(9)	Represents award of restricted stock granted on December 17, 2024. The award vests in five substantially equal annual installments commencing on the first anniversary of the grant date.

Employment Agreements

The following provides a summary description of the employment agreements we have with each of our named executive officers.

Christopher W. Bergstrom. The Company and the Bank entered into an employment agreement with Christopher W. Bergstrom effective April 30, 2018 pursuant to which he serves as President and Chief Executive Officer. The employment agreement is effective until Mr. Bergstrom’s employment with the Company and the Bank is terminated. The employment agreement provides for a base salary that may be increased by the Company in its discretion, as well as eligibility for an annual bonus that may be awarded by the Company. Mr. Bergstrom is eligible to receive equity awards from the Company in such amounts and subject to such terms and conditions as the Board of Directors determines in its discretion, and is eligible to participate in the Bank’s split dollar life insurance plan. He is entitled to a Company-owned automobile, with the Company paying the associated insurance, taxes, maintenance, fuel and toll expenses for the automobile. The Company pays an annual membership fee for concierge medical care on behalf of Mr. Bergstrom and he is eligible for any other benefits provided to the Company’s employees generally.

If Mr. Bergstrom dies during the term of the agreement, Mr. Bergstrom’s spouse or his estate would be entitled to all compensation and benefits that Mr. Bergstrom would otherwise be entitled to receive through the date of termination. In addition, if Mr. Bergstrom’s spouse or other family members are covered by the Company’s health plan at the time of his death, the Company will pay their health insurance premiums under Section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”), for 12 months following his death. If Mr. Bergstrom is terminated due to his “incapacity” (as defined in the agreement), he will be entitled to all compensation and benefits earned through the date of termination.

In the event of a termination of Mr. Bergstrom’s employment by the Company or the Bank without “cause” or by Mr. Bergstrom for “good reason” (as such terms are defined in the agreement), Mr. Bergstrom would be entitled to receive all compensation and benefits earned through the date of termination and, subject to his timely execution and delivery of a general release that becomes effective and irrevocable, and to his continued compliance with certain noncompetition and nonsolicitation provisions in the agreement, for a period of 12 months, his base salary in effect immediately preceding such termination, and payment of his health insurance premiums under COBRA for a period of two years to the extent he is eligible for such benefits. In the event of a termination of Mr. Bergstrom’s employment by the Company or the Bank with “cause,” he would be entitled to receive all compensation and benefits earned through the date of termination.

If there is a “change of control” (as defined in the agreement) of the Company during the term of the agreement, then, subject to his timely execution and delivery of a general release that becomes effective and irrevocable, Mr. Bergstrom would be entitled to receive (i) a lump sum cash payment equal to 2.99 times the sum of (a) his base salary when the change of control occurs, plus (b) the average of the highest three years’ annual cash bonus earned with respect to the five complete fiscal-year periods immediately preceding the year in which the change of control occurs, with such lump sum payment to be made on the date the change of control occurs. In addition, if Mr. Bergstrom is terminated by the Company without cause within two years after a change of control, he will also be entitled to receive all compensation and benefits earned through the date of termination and, subject to his timely execution and delivery of a general release that becomes effective and irrevocable, payment of his health insurance premiums under COBRA for a period of two years following his termination date.

Mr. Bergstrom’s agreement contains post-employment noncompetition and nonsolicitation restrictions. Under such provisions, for a period of 12 months following the termination of his employment, Mr. Bergstrom is prohibited from providing duties that are the same as or substantially similar to those duties performed by him for the Company and the Bank during the last 12 months of employment within a 25 mile radius of the Bank’s (or successor’s) headquarters for a bank or other financial institution that provides products or services that are the same as or substantially similar to, and competitive with, any of the products or services provided by the Bank at the time employment ceases. Mr. Bergstrom has also agreed that, during such period, he will not, directly or indirectly, solicit the customers of the Company or the Bank with whom he had “material contact” (as defined in the agreement) for the benefit of any other competitive business, and will not hire any person employed by the Company or the Bank during the six months preceding cessation of employment, or solicit for hire or encourage any such person to terminate employment with the Company or Bank, if the purpose is to compete with the Company or the Bank.

The agreement provides that any performance-based incentive compensation that Mr. Bergstrom receives is subject to repayment (“clawback”) to the Company to the extent required by law or under a clawback policy adopted by the Company.

Kent D. Carstater. The Company and the Bank entered into an amended and restated employment agreement with Kent D. Carstater effective August 22, 2022, pursuant to which he serves as Senior Executive Vice President, Chief Financial Officer. The employment agreement provides for a base salary that may be increased by the Company in its discretion, as well as eligibility for an annual bonus that may be awarded by the Company. Mr. Carstater is eligible to receive equity awards from the Company in such amounts and subject to such terms and conditions as the Board of Directors determines in its discretion. The Company pays an annual membership fee for concierge medical care on behalf of Mr. Carstater and he is eligible for any other benefits provided to the Company’s employees generally.

If Mr. Carstater dies during the term of the agreement, Mr. Carstater’s spouse or his estate would be entitled to all compensation and benefits that Mr. Carstater would otherwise be entitled to receive through the date of his death. If Mr. Carstater is terminated due to his “incapacity” (as defined in the agreement), he will be entitled to all compensation and benefits earned through the date of termination.

In the event of a termination of Mr. Carstater’s employment by the Company or the Bank without “cause” or by Mr. Carstater for “good reason” (as such terms are defined in the agreement), Mr. Carstater would be entitled to receive all compensation and benefits earned through the date of termination and, subject to his timely execution and delivery of a general release that becomes effective and irrevocable, and to his continued compliance with certain noncompetition and nonsolicitation provisions in the agreement, for a period of 12 months, his base salary in effect immediately preceding such termination, and payment of his health insurance premiums under COBRA, for a period of two years to the extent he is eligible for such benefits.

In the event of a termination of Mr. Carstater’s employment by the Company or the Bank without “cause” or by Mr. Carstater for “good reason,” in each case on the date of a “change of control” (as defined in the agreement) or within two years thereafter, then Mr. Carstater would be entitled to receive all compensation and benefits earned through the date of termination and, subject to his timely execution and delivery of a general release that becomes effective and irrevocable, and to his continued compliance with certain noncompetition and nonsolicitation provisions in the agreement, Mr. Carstater would be entitled to receive (i) a lump sum cash payment equal to 2.5 times the sum of (a) his base salary when the change of control occurs, plus (b) the average of the highest three years’ annual cash bonus earned with respect to the five complete fiscal-year periods immediately preceding the year in which the change of control occurs, with such lump sum payment to be made within 60 days following Executive’s termination of employment, and (ii) payment of his health insurance premiums under COBRA for a period of two years following his termination date.

Mr. Carstater’s agreement contains post-employment noncompetition and nonsolicitation restrictions. Under such provisions, for a period of 12 months following the termination of his employment, Mr. Carstater is prohibited from providing duties that are the same as or substantially similar to those duties performed by him for the Company and the Bank during the last 12 months of employment within a 25 mile radius of the Bank’s (or successor’s) headquarters for a bank or other financial institution that provides products or services that are the same as or substantially similar to, and competitive with, any of the products or services provided by the Bank at the time employment ceases. Mr. Carstater has also agreed that, during such period, he will not, directly or indirectly, solicit the customers of the Company or the Bank with whom he had “material contact” (as defined in the agreement) for the benefit of any other competitive business, and will not hire any person employed by the Company or the Bank during the 12 months preceding cessation of employment, or solicit for hire or encourage any such person to terminate employment with the Company or Bank, if the purpose is to compete with the Company or the Bank.

The agreement provides that any performance-based incentive compensation that Mr. Carstater receives is subject to repayment to the Company to the extent required by law or under a clawback policy adopted by the Company.

Andrew J. Peden. The Company and the Bank entered into an employment agreement with Andrew J. Peden effective August 22, 2022, pursuant to which he serves as Senior Executive Vice President, Chief Banking Officer. The employment agreement provides for a base salary that may be increased by the Company in its discretion, as well as eligibility for an annual bonus that may be awarded by the Company. Mr. Peden is eligible to receive equity awards from the Company in such amounts and subject to such terms and conditions as the Board of Directors determines in its discretion. He is entitled to reimbursement of his country club dues incurred each month, not to exceed $1,575 per month, and he is eligible for any other benefits provided to the Company’s employees generally.

If Mr. Peden dies during the term of the agreement, Mr. Peden’s spouse or his estate would be entitled to all compensation and benefits that Mr. Peden would otherwise be entitled to receive through the date of his death. If Mr. Peden is terminated due to his “incapacity” (as defined in the agreement), he will be entitled to all compensation and benefits earned through the date of termination.

In the event of a termination of Mr. Peden’s employment by the Company or the Bank without “cause” or by Mr. Peden for “good reason” (as such terms are defined in the agreement), Mr. Peden would be entitled to receive all compensation and benefits earned through the date of termination and, subject to his timely execution and delivery of a general release that becomes effective and irrevocable, and to his continued compliance with certain noncompetition and nonsolicitation provisions in the agreement, for a period of 12 months, his base salary in effect immediately preceding such termination, and payment of his health insurance premiums under COBRA, for a period of two years to the extent he is eligible for such benefits.

In the event of a termination of Mr. Peden’s employment by the Company or the Bank without “cause” or by Mr. Peden for “good reason,” in each case on the date of a “change of control” (as defined in the agreement) or within two years thereafter, then Mr. Peden would be entitled to receive all compensation and benefits earned through the date of termination and, subject to his timely execution and delivery of a general release that becomes effective and irrevocable, and to his continued compliance with certain noncompetition and nonsolicitation provisions in the agreement, Mr. Peden would be entitled to receive (i) a lump sum cash payment equal to 2.5 times the sum of (a) his base salary when the change of control occurs, plus (b) the average of the highest three years’ annual cash bonus earned with respect to the five complete fiscal-year periods immediately preceding the year in which the change of control occurs, with such lump sum payment to be made within 60 days following Executive’s termination of employment, and (ii) payment of his health insurance premiums under COBRA for a period of two years following his termination date.

Mr. Peden’s agreement contains post-employment noncompetition and nonsolicitation restrictions. Under such provisions, for a period of 12 months following the termination of his employment, Mr. Peden is prohibited from providing duties that are the same as or substantially similar to those duties performed by him for the Company and the Bank during the last 12 months of employment within a 25 mile radius of the Bank’s (or successor’s) headquarters for a bank or other financial institution that provides products or services that are the same as or substantially similar to, and competitive with, any of the products or services provided by the Bank at the time employment ceases. Mr. Peden has also agreed that, during such period, he will not, directly or indirectly, solicit the customers of the Company or the Bank with whom he had “material contact” (as defined in the agreement) for the benefit of any other competitive business, and will not hire any person employed by the Company or the Bank during the 12 months preceding cessation of employment, or solicit for hire or encourage any such person to terminate employment with the Company or Bank, if the purpose is to compete with the Company or the Bank.

The agreement provides that any performance-based incentive compensation that Mr. Peden receives is subject to repayment to the Company to the extent required by law or under a clawback policy adopted by the Company.

REPORT OF THE AUDIT COMMITTEE

Role and Responsibilities of Audit Committee

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Yount, Hyde & Barbour, P.C. (“YHB”), is responsible for auditing the financial statements and for expressing an opinion as to whether the financial statements present fairly the consolidated financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles in the United States.

By contrast, the Audit Committee’s duty is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the financial statements, to plan or conduct audits, or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. None of the Audit Committee members is, and none of them represents himself to be, performing the functions of auditors or accountants for the Company. Accordingly, the members of the Audit Committee may rely, and have relied, without independent verification, on the information provided to them and on the representations made by management and YHB. Additionally, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2024 (the “2024 financial statements”).

The Audit Committee has reviewed and discussed the 2024 financial statements with management and YHB. In addition, the Audit Committee has discussed with YHB the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, the written disclosures and the letter from YHB required by applicable requirements of the Public Company Accounting Oversight Board regarding communications by YHB with the Audit Committee concerning independence and has discussed with YHB the independence of YHB and has considered the compatibility of any non-audit services performed for the Company by YHB on its independence. Based solely on the Audit Committee’s review of these matters and its discussions with the Company’s management and YHB, the Audit Committee recommended to the Board of Directors that the Company’s 2024 financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Subhash K. Garg, Chairman

Philip W. Allin

Philip R. Chase

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

YHB has served as the Company’s independent registered public accounting firm since 2017, and, in that capacity, audited the Company’s consolidated financial statements, for the fiscal years ended December 31, 2024 and 2023. YHB previously served as the auditor of our subsidiary, John Marshall Bank, since 2008 until we completed our bank holding company reorganization in 2017.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee’s Charter provides that the Audit Committee must pre-approve all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. In accordance with that requirement, the Audit Committee pre-approved the engagement of YHB pursuant to which it provided the services described below for the fiscal years ended December 31, 2024 and 2023.

In addition, all of the audit and non-audit services performed by YHB in fiscal years 2024 and 2023 were pre-approved by the Audit Committee.

Audit and Other Fees Paid in Fiscal Years 2024 and 2023

YHB performed the following services for the Company relating to the years ended December 31, 2024 and December 31, 2023:

Audit Services Rendered by YHB. Services for both 2024 and 2023 consist of the audit of the Company’s consolidated financial statements and audit of internal control over financial reporting in accordance with the Federal Deposit Insurance Corporation Improvement Act, as well as related consultations concerning accounting and audit matters.

Audit Related Services Rendered by YHB. Services for both 2024 and 2023 consist of audits of the Company’s employee benefit plan.

Tax Related Services. Services for both 2024 and 2023 consist of preparation of Federal and State income tax returns, as well as related tax compliance matters.

Other Services. YHB did not render any other services to us during 2024 or 2023.

The following table contains information regarding the fees billed by YHB for the services it rendered to us in 2024 and 2023.

	2024	2023
Audit Fees	$200,700	$191,200
Audit-Related Fees	$11,500	$11,200
Tax Fees	$12,700	$11,565
Other Fees	$—	$—

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

The Audit Committee of our Board of Directors has selected Yount, Hyde & Barbour, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025. A representative of YHB is expected to attend the Annual Meeting and will be afforded an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders in attendance at the Annual Meeting.

Proposal to Ratify Appointment of Independent Registered Public Accounting Firm

A proposal will be presented at the Annual Meeting to ratify the Audit Committee’s appointment of YHB as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Although ratification by shareholders is not a prerequisite to the power and authority of the Audit Committee to appoint YHB as the Company’s independent registered public accounting firm, the Audit Committee considers such ratification to be desirable. In the event of a negative vote on such ratification, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee deems such a change to be in the best interests of the Company and its shareholders.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required for the ratification of the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” RATIFICATION OF THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C. AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025

APPROVAL OF THE JOHN MARSHALL BANCORP, INC.

2025 STOCK INCENTIVE PLAN

(Proposal No. 3)

General

The Board of Directors of the Company has adopted, subject to approval by the Company’s shareholders, the John Marshall Bancorp, Inc. 2025 Stock Incentive Plan (the “2025 Plan”). The 2025 Plan is designed to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate and retain qualified key employees and directors upon whose judgment, initiative, and efforts the financial success and growth of the Company largely depend.

If approved by shareholders, a total of 425,000 shares of the Company’s common stock will be reserved for issuance under the 2025 Plan.

The Company is asking shareholders to approve the 2025 Plan because the Company’s most recently operative stock compensation plan, the Amended and Restated John Marshall Bancorp, Inc. 2015 Stock Incentive Plan (the “2015 Plan”), terminated in accordance with its terms on April 28, 2025, and no new equity or equity-based awards may be granted under the 2015 Plan.  Outstanding awards under the 2015 Plan remain in effect in accordance with their terms. The 2025 Plan is also being presented to shareholders for their approval pursuant to Nasdaq rules.

No new stock options or other awards have been granted under the 2015 Plan since February 26, 2025. To date, no awards have been granted under the 2025 Plan.

The material terms of the 2025 Plan are summarized below. Because this is a summary, it may not contain all the information that shareholders may consider important. In order to aid understanding of the plan, the full text of the 2025 Plan, as proposed for adoption and approval by shareholders, is provided as Appendix A to this Proxy Statement.

Overview of Key Reasons to Approve the 2025 Plan

●	Equity incentive awards are an important element of our compensation philosophy and align the interests of the grantees with the best interests of our shareholders;
●	The 2015 Plan terminated on April 28, 2025, prior to the Annual Meeting, and as a result the Company has no compensation plans in effect from which equity incentive awards may be granted;
●	Failure to approve the 2025 Plan will likely result in an increased reliance on cash compensation;
●	The Company has a history of prudent use of its equity incentive awards and will continue to prudently use its shares for compensation purposes under the 2025 Plan; and
●	We incorporated equity compensation best practices into the design of the 2025 Plan.

Executive Summary

The following is a summary of the key provisions of the 2025 Plan, including important features that enable the Company to maintain sound governance practices in granting awards.

●	Award Types: The following types of awards will be available for issuance under the 2025 Plan:

o	incentive stock options and non-incentive stock options;
o	restricted stock; and
o	restricted stock units.

●	Eligible Participants: All employees and directors of the Company and its subsidiaries.

●	Shares Reserved under the 2025 Plan: A total of 425,000 shares of the Company’s common stock are reserved for issuance under the 2025 Plan. The number of shares available for issuance under the 2025 Plan is subject to adjustment to reflect stock splits, stock dividends and similar events.

●	Shares Reserved under the 2025 Plan as a Percentage of Outstanding Common Stock as of April 21, 2025: 2.97%.

●	Minimum One Year Vesting Requirement for 95% of Shares: At least 95% of the total shares to be reserved for award issuance under the 2025 Plan will have a minimum vesting requirement of at least one year.

●	No Liberal Share Recycling: Under the 2025 Plan, shares of the Company’s common stock used to pay the exercise price of a stock option or to satisfy tax withholding in connection with an award will not be added back (recycled) to the aggregate plan limit.

●	No Discounted Stock Options: The 2025 Plan prohibits the grant of stock options with an exercise price less than the fair market value of the Company’s common stock on the grant date.

●	No Repricing of Stock Options: The 2025 Plan prohibits the repricing of stock options without shareholder approval.

●	Clawback and Forfeiture Provisions: The 2025 Plan subjects all awards made under the plan to recoupment or clawback as required by law, government regulation, stock exchange listing rule or clawback policy in effect at the Company. The 2025 Plan also provides for the forfeiture of outstanding awards upon a participant’s termination for “just cause” (as defined in the 2025 Plan).

●	Independent Committee Administration: The 2025 Plan is to be administered by a committee of the Company’s Board of Directors comprised entirely of independent non-employee directors. The Board has designated the Board’s Compensation Committee (which is comprised entirely of independent directors) as the committee to administer the 2025 Plan.

●	Term of the Plan: If the 2025 Plan is approved by shareholders, no awards may be granted under the plan on and after the tenth anniversary date of such shareholder approval.

Failure to Approve the 2025 Plan Will Likely Result in Increased Reliance on Cash Compensation

If the 2025 Plan is not approved by our shareholders at the Annual Meeting, we may need to significantly increase the cash component of our compensation programs for our executive officers and other employees in order to remain competitive and to appropriately compensate our executive officers and other employees. We believe that replacing equity awards with cash awards may not only misalign the interests of our executive officers and other employees with the interests of our shareholders, but it would also increase our cash compensation expense and necessitate the use of cash that we could use for other business priorities.

Purpose

The purpose of the 2025 Plan is to advance the interests of the Company by providing directors and selected key employees of the Company and its affiliates (as defined below and in the 2025 Plan) with the opportunity to acquire shares of the Company’s common stock. By encouraging stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility; to provide additional incentive to directors and key employees of the Company and its affiliates to promote the success of the business as measured by the value of its shares; and to increase the commonality of interests among directors, key employees, and other shareholders. Under the 2025 Plan, an affiliate means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).  The Bank is considered an affiliate of the Company.

Shares Available for Issuance

Subject to approval by shareholders, the aggregate number of shares of the Company’s common stock reserved for issuance under the 2025 Plan is 425,000. Of this total, all 425,000 shares may be issued pursuant to the exercise of incentive stock options; however, the Company does not intend to use the 2025 Plan for the granting of all stock options but in the way it has historically used the 2015 Plan in making equity and equity-based awards. If any award granted under the 2025 Plan is canceled, forfeited, or expires prior to exercise, vesting or settlement, the shares associated with such award will not be available for future awards under the 2025 Plan. In addition, any shares tendered, withheld, or otherwise used in payment of an option exercise price or to satisfy any amount of tax withholding with respect to an award will not be available for future awards under the 2025 Plan.

To date, no awards have been granted under the 2025 Plan.

Changes in Capitalization

The number and kind of shares reserved for issuance under the 2025 Plan, and the number and kind of shares subject to outstanding awards and the exercise price of stock options or the amount, if any, payable in respect of an award of shares of restricted stock or restricted stock units, will be proportionately adjusted for any increase, decrease, change or exchange of shares of the Company’s common stock for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.  In the event that any such adjustment would result in a participant being entitled to exercise for or receive a fractional share, then upon such adjustment, the number of shares which may be acquired upon exercise or vesting of such award will be rounded down to the next whole share, and such fraction cancelled, and the participant will not be entitled to any payment, compensation or alternative award in lieu thereof.

Plan Administration

The 2025 Plan will be administered by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee is composed entirely of “independent directors” under Nasdaq’s listing standards and “non-employee directors” as that term is defined in Rule 16b-3 under the Exchange Act. The Compensation Committee will have the power, discretion and authority, among other things, to select participants and grant awards, determine the form and content of awards (including vesting periods, restrictions on transfer or resale of shares, performance based conditions, and other conditions to exercise or vesting), to interpret the 2025 Plan, to prescribe, amend and rescind rules and regulations relating to the 2025 Plan, and to make all other decisions necessary or advisable in connection with administering the 2025 Plan. All decisions, determinations and interpretations of the Compensation Committee will be final and conclusive. Members of the Compensation Committee will be indemnified to the full extent permissible under the Company’s Articles of Incorporation and Bylaws in connection with any claims or other actions relating to any action taken under the 2025 Plan.

Eligibility for Participation

Any employee or director of the Company or an affiliate of the Company who, in the judgment of the Compensation Committee, has contributed or can be expected to contribute to the profits, financial success or growth of the Company is eligible to become a participant. As of April 21, 2025, the Company and its affiliates employed 136 full and part-time individuals, there were seven non-employee directors of the Company and its affiliates, and there were no individuals engaged as consultants by the Company and its affiliates.

Financial Effects of Awards

The Company will receive no monetary consideration for the granting of awards under the 2025 Plan. The Company will receive no monetary consideration other than the exercise price for shares of the Company’s common stock issued to optionees upon the exercise of their stock options. Except to the extent the Compensation Committee provides in an agreement reflecting an award of restricted stock or restricted stock units, the Company will not receive any monetary consideration for the issuance of restricted stock or restricted stock units.

The Company is required to accrue compensation expense for the grant of stock options or other equity-based instruments such as restricted stock and restricted stock units.  Generally, the measurement date of the expense is the date of grant, subject to adjustment over the vesting or performance period for the award.

 Types of Awards

Under the 2025 Plan, the Compensation Committee may grant incentive stock options (“ISOs”), non-incentive stock options (“Non-ISOs” and together with ISOs, “stock options”), shares of restricted stock and restricted stock units to such officers and employees as the Compensation Committee may designate, and may grant Non-ISOs, shares of restricted stock and restricted stock units to directors.

Stock Options. Stock options are awards granted to a participant that entitle the recipient, upon the exercise of the option, to purchase up to a specified number of shares of the Company’s common stock at the exercise price set forth in the award agreement as determined by the Compensation Committee. Stock options granted under the 2025 Plan may be ISOs, which meet the requirements of Section 422 of the Internal Revenue Code, and stock options that do not qualify as incentive stock options, or Non-ISOs. The exercise of stock options will be subject to the terms and conditions established by the Compensation Committee in a written agreement between the Compensation Committee or the Company and the participant, including the one-year minimum vesting period provisions of the 2025 Plan.

The exercise price of stock options may not be less than 100% of the fair market value of the Company’s common stock on the date of grant.  In the case of an employee who owns more than 10% of the outstanding common stock on the date of grant, the exercise price of an ISO may not be less than 110% of the fair market value of the shares at the time the ISO is granted.  On April 21, 2025, the closing price of the Company’s common stock was $14.42 per share.

To the extent that the aggregate fair market value (determined when an ISO is granted) of the Company’s common stock with respect to which ISOs are exercisable by a participant for the first time during any calendar year (under all plans of the Company and of any subsidiary) exceeds $100,000, pursuant to the Internal Revenue Code the stock options will be treated as Non-ISOs, and not as ISOs.  Neither the Board of Directors nor the Compensation Committee may reprice any stock option granted under the 2025 Plan unless the repricing is approved in advance by the shareholders of the Company.

In the absence of Compensation Committee action to the contrary, an otherwise unexpired ISO will cease to be exercisable upon: (i) an employee’s termination of employment for “just cause” (as defined in the 2025 Plan); (ii) the date three months after an employee terminates service for a reason other than just cause, death, or “permanent and total disability” (as defined in the 2025 Plan); or (iii) the date one year after an employee terminates service due to permanent and total disability.  Following termination of service due to death, the unexpired ISO may be exercised within two years from the date of death. In the absence of Compensation Committee action to the contrary, an otherwise unexpired Non-ISO will cease to be exercisable upon: (i) an employee’s or director’s termination of service for just cause; or (ii) the date three months after an employee, or one year after a director, terminates service for a reason other than just cause, death, or permanent and total disability.  Following termination of service due to death or permanent and total disability, the unexpired Non-ISO may be exercised until the normal expiration date of the stock option.

Notwithstanding the provisions of any stock option that provides for its exercise in installments, such stock option shall become immediately exercisable upon the participant’s death or termination of service as a result of permanent and total disability.

A participant may exercise stock options subject to provisions relative to their termination and limitations on their exercise, only by: (i) written notice of intent to exercise the stock option with respect to a specified number of shares of the Company’s common stock; and (ii) payment to the Company (contemporaneously with delivery of such notice) of the amount of the exercise price with respect to the stock options being exercised (A) in cash, (B) in common stock, (C) payment through a “net exercise” such that, without the payment of any funds, the participant may exercise the stock option and receive the net number of shares of common stock equal to (1) the number of shares as to which the stock option is being exercised, multiplied by (2) a fraction, the numerator of which is the fair market value per share less the exercise price per share, and the denominator of which is the fair market value per share (the number of net shares to be received shall be rounded down to the nearest whole number of shares, without any payment or other compensation in lieu of such fractional share), or (D) any combination of the foregoing methods of payment. Shares of common stock utilized in full or partial payment of the exercise price for stock options shall be valued at its fair market value at the date of exercise.  In connection with the exercise of stock options, a participant must also deliver to the Company, in accordance with the provisions of the 2025 Plan, an amount sufficient to satisfy all applicable federal, state and local income and employment tax withholding obligations, which amount may be paid by any of the methods available for payment of the exercise price.

ISOs and Non-ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and, for Non-ISOs only,  pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Internal Revenue Code and the regulations and rulings thereunder), or, in the sole discretion of the Compensation Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

A participant has no shareholder rights (including voting rights or rights to dividends) with respect to a stock option until the stock option has been exercised and shares of the Company’s common stock have been issued under the stock option.  Further, no dividend equivalents are paid or accrued with respect to vested or unvested stock options.

Restricted Stock Awards. The 2025 Plan allows for the granting of an award of restricted stock, which is an award of shares of the Company’s common stock that is subject to forfeiture, restrictions against transfer, performance-based conditions, or other conditions or restrictions set forth in an award agreement.  Restricted stock awards would be subject to the one-year minimum vesting period provisions of the 2025 Plan.

The Compensation Committee has discretion at the time of making an award of restricted stock to determine a period during which the shares granted will be subject to restrictions, and the conditions that must be satisfied in order for the shares of restricted stock to become unrestricted (i.e., vested and nonforfeitable). For example, the Compensation Committee may condition vesting upon a participant’s continued employment or upon the participant’s attainment of performance-based conditions. However, the minimum vesting period for restricted stock is three years if the vesting is based solely on the passage of time and continued employment, although vesting may occur ratably and annually over such period; and the minimum vesting period for vesting based upon performance criteria is one year. The length of the restriction period and any other conditions to which an award of restricted stock is subject will be set forth in the award agreement. Neither the Compensation Committee nor the Board of Directors will have the authority, without shareholder approval, to accelerate the vesting period other than in the event of a “change in control” (as defined in the 2025 Plan) of the Company or the death, permanent and total disability, or termination of employment of the participant.  See “— Change in Control Provisions” below.

Until a participant’s interest vests, shares of restricted stock are nontransferable and forfeitable. Nevertheless, unless a restricted stock award agreement provides otherwise, a participant is entitled to vote shares of restricted stock and to receive dividends and other distributions made with respect to restricted stock grants during the restriction period when the shares are subject to forfeiture in the event that the vesting conditions are not met. To the extent that a participant becomes vested in restricted stock and has satisfied applicable tax withholding obligations, the Company will deliver unrestricted shares of the Company’s common stock to the participant. At the end of the restriction period, a participant will forfeit any issued shares of restricted stock as to which the participant did not earn a vested interest during the restriction period.

Restricted Stock Unit Awards.  Restricted stock units are awards for the right to receive shares of common stock upon the satisfaction of conditions set forth in the award agreement.  A restricted stock unit award is similar to a restricted stock awards and is subject to the same provisions, restrictions, and conditions as restricted stock awards, including being subject to the one-year minimum vesting period provisions of the 2025 Plan. See “— Restricted Stock Awards” above.  Because shares of the Company’s common stock are not issued until the conditions set forth in an award agreement relating to a restricted stock unit have been satisfied, a participant who receives a restricted stock unit award will not have the right to vote. However, a participant who receives a restricted stock unit award may have the right to receive dividend equivalents if determined by the Compensation Committee.

Minimum Vesting Period

Under the 2025 Plan, awards for at least 95% of the shares of the Company’s common stock authorized for issuance under the plan will be subject to a minimum one-year vesting period from the date of grant. Notwithstanding the foregoing, the Compensation Committee has the authority to accelerate vesting of any award in the case of death, permanent and total disability, or a change in control of the Company.

Restrictions on Transfer

Restricted stock, restricted stock units and ISOs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution.  Non-ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a qualified domestic relations order, or, in the sole discretion of the Compensation Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

Conditions on Issuance or Sale of Shares

The Compensation Committee has the authority to impose restrictions on shares issued under the 2025 Plan that it deems appropriate or desirable, including the authority to impose a right of first refusal, to establish repurchase rights, or to provide for the mandatory exercise or forfeiture of any outstanding stock options in the event that the Company’s primary federal banking regulator directs the Company to so require if the Company does not meet minimum regulatory capital requirements. The Compensation  Committee may not issue shares unless the issuance complies with applicable securities laws, and to that end may require that an optionee or grantee make certain representations or warranties.

No Stock Option Repricing Without Shareholder Approval

Stock options may not be repriced, replaced or regranted through cancellation, by being exchanged for cash or other awards, or by lowering the exercise price of a previously granted stock option unless  approved in advance by the shareholders of the Company (other than as described under “—Changes in Capitalization” and “—Change in Control Provisions”).

Change in Control Provisions

In the event of a “change in control” of the Company (as defined in the 2025 Plan and described below), all awards will be immediately exercisable and fully vested, notwithstanding the provisions of any award which provide for its exercise or vesting in installments.  At the time of a change in control that does not involve (i) the liquidation or dissolution of the Company, (ii) a merger, consolidation, share exchange or similar transaction in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company’s assets (each, a “transaction” as defined in the 2025 Plan), the Compensation Committee may cancel outstanding stock options and give an option holder the right to receive a cash payment in an amount equal to the excess of the fair market value of the shares subject to the stock option over the exercise price of the stock option, provided that in no event may a stock option be cancelled in exchange for cash within the six-month period following the date of its grant and that a stock option with an exercise price equal to or in excess of the fair market value of the Company’s common stock may be cancelled without payment in exchange for such option.

In the event of a transaction, all outstanding awards must be surrendered, and the Compensation Committee will have the discretion to determine whether the holder of an award will receive: (i) an award for the number and kind of shares (or amount of cash) into which each outstanding share of the Company’s common stock (other than shares held by dissenting shareholders) is changed or exchanged, together with an appropriate adjustment to the exercise price in the case of a stock option, or other amount, if any, payable in the event of an award of restricted stock or shares subject to a restricted stock unit; (ii) the number and kind of shares (or amount of cash) into which each outstanding share of the Company’s common stock (other than shares held by dissenting shareholders) is changed or exchanged in the transaction that are equal in market value to the excess of the fair market value on the date of the transaction of the shares subject to the award, over the exercise price of the stock option, or other amount, if any, payable in the event of an award of restricted stock or shares subject to a restricted stock unit; or (iii) a cash payment (from the Company or the successor corporation) in an amount equal to the excess, if any, of the fair market value on the date of the transaction of the shares of the Company’s common stock subject to a stock option over the exercise price of the stock option, or other amount, if any, payable in respect of an award of restricted stock or shares subject to a restricted stock unit, as determined by the Board of Directors.

A “change in control” is defined in the 2025 Plan as any one of the following events: (i) any consolidation, merger, share exchange or similar event relating to the Company, or pursuant to which shares of the Company’s capital stock are converted into cash, securities of another entity and/or other property, other than an event in which the holders of the Company’s voting stock immediately before such event shall, upon consummation of such event, own at least 50% of the voting power of the surviving entity; (ii) any sale of all or substantially all of the assets of the Company, other than a transfer of assets to a related person which is not treated as a change in control event under applicable U.S. Treasury regulations; (iii) a third person, including a “group” within the meaning of Section 13(d) of the Exchange Act, who becomes the beneficial owner of shares of the Company’s securities having 20% or more of the total number of votes that may be cast for the election of directors of the Company; or (iv) where over a 12-month period, a majority of the members of the Board of Directors are replaced by directors whose appointment or election was not endorsed by a majority of the members of the Board of Directors in office prior to such appointment or election.  A change in control does not include (x) the acquisition of ownership or control of voting securities of the Company by an employee benefit plan sponsored by the Company or the Bank, (y) the acquisition of voting securities by the Company through share repurchase or otherwise, or (z) the acquisition by an exchange of voting securities with a successor to the Company in a reorganization, such as a reincorporation, that does not have the purpose or effect of significantly changing voting power or control. The decision of the Compensation Committee as to whether a change in control has occurred is conclusive and binding, subject to the terms of the 2025 Plan.

Clawback and Forfeiture

Awards granted under the 2025 Plan will be subject to recovery, recoupment or clawback under any applicable law, government regulation or stock exchange listing rule, or a Company policy adopted pursuant to any such law, regulation, or rule. In addition, the Company has the right to recover from a participant performance-based awards (or amounts received in settlement or as proceeds thereof) in accordance with any other clawback policy adopted by the Company related to a financial restatement by the Company or otherwise.

The Compensation Committee may specify in an award agreement that a participant’s rights, payments and benefits with respect to the award are subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of the award.  Such events may include, without limitation, breach of noncompetition, nonsolicitation, confidentiality or other restrictive covenants that are contained in the award agreement or otherwise applicable to the participant, termination of the participant’s employment or service for just cause, or other conduct by the participant that is detrimental to the business or reputation of the Company and/or its affiliates.  In addition, if a participant’s employment or service is terminated for just cause, then as of the termination date, any stock option held by the participant will terminate, and the Company may deem any unvested restricted stock and restricted stock units held by the participant to be forfeited.

Amendment and Termination

If approved by the shareholders at the Annual Meeting, the 2025 Plan will terminate on June 17, 2035, unless terminated before such date by the Board of Directors of the Company. The Board of Directors may from time to time amend the terms of the 2025 Plan and, with respect to any shares at the time not subject to awards, suspend or terminate the 2025 Plan.  Shareholder approval is required for an amendment that would increase the number of shares subject to the 2025 Plan or that would extend the term of the 2025 Plan, or to make any other change which may be required under the listing requirements of any national securities exchange upon which the Company’s common stock is listed. No amendment, suspension, or termination of the 2025 Plan will, without the consent of any affected holders of an award granted under the 2025 Plan, alter or impair any rights or obligations under the award.

Summary of Federal Income Tax Consequences

The following is a general summary of the federal income tax consequences under the 2025 Plan. This summary does not address all matters that may be relevant to a particular participant based on his or her specific circumstances.

Non-incentive Stock Options. The grant of a Non-ISO will not result in taxable income to a participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Special rules apply if a participant pays the exercise price for a Non-ISO using shares previously owned by the participant.

Incentive Stock Options. The grant of an ISO will not result in taxable income to a participant. The exercise of an ISO will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary (as defined for purposes of the relevant tax rules) during the period beginning on the date of the grant of the stock option and ending on the date three months prior to the date of exercise. This employment period is one year (rather than three months) prior to the date of exercise if the participant is “disabled” (as defined in the Internal Revenue Code). The heirs of a participant are not subject to this tax rule. The difference between the fair market value of the shares on the exercise date over the exercise price is taken into account for alternative minimum tax purposes.

If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant or within one year after exercise, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and the Company will not be entitled to any deduction for federal income tax purposes.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and the Company will be allowed a corresponding deduction, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Special rules apply if a participant pays the exercise price for an ISO using shares previously owned by the participant.

Restricted Stock Awards. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. A participant’s holding period will commence on the date the restrictions lapse.

A participant may make a Section 83(b) election under the Internal Revenue Code (a “Section 83(b) election”) within 30 days after the date of grant to be taxed as of the date of grant, on compensation income based on the fair market value at time of grant, in which case the Company will be entitled to a corresponding deduction at that time.  If a participant makes a Section 83(b) election, the participant’s holding period generally will commence on the day after the date of grant.

Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting (or grant, if a Section 83(b) election is made).

Restricted Stock Units. A participant who has been granted restricted stock units will not realize taxable income at the time of grant. Upon receipt of common stock or cash in the future pursuant to such an award, the participant will realize ordinary income equal to the then fair market value of those shares, and/or the amount of any cash received, and the Company will receive a corresponding deduction.

Benefits to Executive Officers and Directors

No awards have been made under the 2025 Plan as of the date of this Proxy Statement. Participation in the 2025 Plan is made at the Compensation Committee’s discretion and is based on the performance of the Company. Accordingly, future awards under the 2025 Plan are not determinable at this time.

Equity Compensation Plan Information

The following table provides information, as of December 31, 2024, relating to the Company’s stock-based compensation plans pursuant to which shares of the Company’s common stock may be issued.

Number of Shares
	To be Issued		Number of Shares
	Upon Exercise	Weighted-Average	Remaining Available
	of Outstanding	Exercise Price of	For Future Issuance
	Options, Warrants	Outstanding Options,	Under Equity
	and Rights	Warrants and Rights	Compensation Plans
Equity compensation plans approved by shareholders	58,660	$11.77	241,411
Equity compensation plans not approved by shareholders	—	$—	—
Total	58,660	$11.77	241,411

___________________________

(1)	As of April 28, 2025, all of the Company’s stock-based compensation plans in effect as of or prior to December 31, 2024 have terminated. Pursuant to the terms of such plans, while the Company may be obligated to issue shares under the plans upon the exercise of stock options that were granted prior to April 28, 2025 and remained outstanding as of such date, the Company can no longer issue stock-based awards under those plans. The number in this column does not reflect the shares proposed for issuance under the 2025 Plan if shareholders approve the 2025 Plan at the Annual Meeting.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required for the approval of the 2025 Plan. Abstentions and broker non-votes will not be considered votes cast and will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” APPROVAL OF THE JOHN MARSHALL BANCORP, INC. 2025 STOCK INCENTIVE PLAN.

SOLICITATION

We will pay the costs of soliciting proxies from our shareholders, and plan on soliciting proxies by mail, telephone and electronic transmission. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In order to ensure adequate representation at the Annual Meeting, our directors, officers and employees and those of the Bank may, without additional compensation therefor, communicate with shareholders, brokerage houses and others by telephone, email, facsimile or in person, to request that proxies be furnished. We will reimburse brokerage houses, banks, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company’s common stock.  In addition, the Company has engaged Regan & Associates, Inc. to assist it in the solicitation of proxies for a fee of approximately $13,500.

SHAREHOLDER PROPOSALS

Under Exchange Act Rule 14a-8, any shareholder desiring to submit a proposal for inclusion in our proxy materials for our 2026 annual meeting of shareholders must provide the Company with a written copy of that proposal by no later than December 30, 2025, which is the 120th day before the first anniversary of the date on which the Company’s proxy materials for the 2025 Annual Meeting are being released. However, if the date of our 2026 annual meeting of shareholders changes by more than 30 days from the date of the Annual Meeting in 2025, then the deadline would be a reasonable time before we begin to print and send our proxy materials for our 2026 annual meeting of shareholders. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Exchange Act, and the rules of the SEC thereunder and other laws and regulations to which interested shareholders should refer.

In accordance with the advance notice requirements contained in our Bylaws, a shareholder who proposes to bring business before, or make nominations of persons for election to the Board of Directors at the 2026 annual meeting of shareholders but who does not desire to have the proposal included our proxy materials for the meeting must deliver written notice to the Company’s Secretary not later than 90 calendar days prior to the anniversary date of the immediately preceding annual meeting. If our 2026 annual meeting is called for a date that is not within 30 days of the anniversary of the 2025 Annual Meeting, notice must be received not later than 10 calendar days following the day on which public announcement of the date of the annual meeting is first made. A shareholder’s written notice must include certain information concerning the shareholder and each nominee or proposal as described in our Bylaws. Shareholder proposals or nominations for directors that do not meet the notice requirements set forth above and set forth in our Bylaws will not be acted upon at the 2026 annual meeting of shareholders.

Nominations and shareholder proposals, as well as requests for a copy of the Company’s Bylaws (which will be furnished to any shareholder without charge upon written request), should be directed to the Corporate Secretary, 1943 Isaac Newton Square East, Suite 100, Reston, Virginia 20190.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and any persons who beneficially own more than 10% of the outstanding shares of common stock, to file with the SEC reports of ownership and changes in ownership of shares of common stock. Based solely upon a review of these reports filed with the SEC during the year ended December 31, 2024, Mr. Chase and Mr. Garg each filed one late Form 4 reporting one transaction.  Other than the preceding, we are not aware of any failure by a person required to file such reports during 2024 to file such reports on a timely basis.

OTHER MATTERS

We are not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is properly brought before the meeting, the proxy holders named in the proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether you vote on the Internet, by telephone, or return your proxy card by mail.

A copy of our Annual Report on Form 10-K is being furnished concurrently with this Proxy Statement to all shareholders of record as of April 21, 2025. The Annual Report on Form 10-K is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

PRINTED COPIES OF THE ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED TO SHAREHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, JOHN MARSHALL BANCORP, INC., 1943 ISAAC NEWTON SQUARE EAST, SUITE 100, RESTON, VIRGINIA 20190.

APPENDIX A

JOHN MARSHALL BANCORP, INC.

2025 STOCK INCENTIVE PLAN

1.Purpose of the Plan. The purpose of this John Marshall Bancorp, Inc. 2025 Stock Incentive Plan is to advance the interests of the Company by providing directors and selected key employees of the Company and its Affiliates with the opportunity to acquire Shares.  By encouraging stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility; to provide additional incentive to directors and key employees of the Company and its Affiliates to promote the success of the business as measured by the value of its Shares; and generally to increase the commonality of interests among directors, key employees, and other shareholders.

On and after the Effective Date, the Plan shall replace the Company’s 2015 Stock Incentive Plan, as amended and restated (the “2015 Plan”), which shall terminate in accordance with its terms on April 28, 2025. Following such termination, any equity or equity-based awards granted under the 2015 Plan shall continue in effect, and shall be subject to the provisions of the 2015 Plan and the applicable agreements relating to such awards, but no new equity or equity-based awards may be granted under the 2015 Plan.

2.Definitions. In this Plan:
(a)“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.
(b)“Agreement” means a written agreement entered into in accordance with Section 5(c).
(c)“Awards” means, collectively Options, Restricted Stock and Restricted Stock Units, unless the context clearly indicates a different meaning.
(d)“Bank” means John Marshall Bank.
(e)“Board” means the Board of Directors of the Company.
(f)“Company” means John Marshall Bancorp, Inc.
(g)“Change in Control” means any one of the following events occurring after the Effective Date: (1) except as provided in Section 10(c), any consolidation, merger, share exchange, or similar transaction relating to the Company, or pursuant to which shares of the Company’s capital stock are converted into cash, securities of another entity and/or other property, other than a transaction in which the holders of the Company’s voting stock immediately before such transaction shall, upon consummation of such transaction, own at least fifty percent (50%) of the voting power of the surviving entity, (2) any sale of all or substantially all of the assets of the Company, other than a transfer of assets to a related person which is not treated as a change in control event under §1.409A-3(i)(5)(vii)(B) of the U.S. Treasury Regulations, (3) a third person, including a “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, who after the Effective Date of this Plan becomes the beneficial owner of shares of the Company’s securities having 20 percent (20%) or more of the total number of votes that may be cast for the election of directors of the Company, or (4) where over a 12-month period, a majority of the members of the Board are replaced by directors whose appointment or election was not endorsed by a majority of the members of the Board in office prior to such appointment or election. For purposes of this subsection only, the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.  The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding. A Change in Control does not include acquisition of ownership or control of voting securities of the Company by an employee benefit plan sponsored by the Company or Bank or; acquisition of voting securities by the Company through share repurchase or otherwise; or acquisition by an exchange of voting securities with a successor to the Company in a reorganization, such as a reincorporation, that does not have the purpose or effect of significantly changing voting power or control. The decision of the Committee as to whether a Change in Control has occurred is conclusive and binding, subject to the terms of the Plan.
(h)“Code” means the Internal Revenue Code of 1986, as amended to date or hereafter.
(i)“Committee” means the Committee appointed by the Board in accordance with Section 5(a) hereof.
(j)“Common Stock” means the common stock, par value $0.01 per share, of the Company.
(k)“Continuous Service” means the absence of any interruption or termination of service as an Employee or Director of the Company or an Affiliate.  Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor.
(l)“Director” means a member of the Board.
(m)“Effective Date” means the date of shareholder approval specified in Section 14 hereof.
(n)“Employee” means any person employed by the Company or by an Affiliate.
(o)“Exercise Price” means the price per Optioned Share at which an Option may be exercised.
(p)“Independent Director” means an independent director as defined for purposes other than audit committee service, but considering the additional factors required for determining the independence of compensation committee members, in the listing standards and regulations of The Nasdaq Stock Market, or if the Common Stock is primarily traded on a national securities exchange other than The Nasdaq Stock Market (including any level or submarket thereof), then the listing standards and regulations of such other national securities exchange.  Not in limitation of the foregoing, all Independent Directors must be Non-Employee Directors.
(q)“ISO” means an option to purchase Common Stock that meets the requirements set forth in the Plan, and which is intended to be and is identified as an “incentive stock option” within the meaning of Section 422 of the Code.
(r)“Just Cause” has the meaning set forth for “cause,” “just cause” or similar phrase, in any unexpired employment or severance agreement between the Participant and the Company and/or any Affiliate, or, in the absence of any such agreement, means termination because of (in the Board’s sole discretion) the Participant’s personal dishonesty, moral turpitude, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than misdemeanor traffic violations or similar offenses), or final cease-and-desist order.
(s)“Market Value” means the fair market value of the Common Stock, as determined under Section 7(b) hereof.
(t)“Non-Employee Director” means any member of the Board who, at the time discretion under the Plan is exercised, is a “Non-Employee Director” within the meaning of Rule 16b-3.
(u)“Non-ISO” means an option to purchase Common Stock that meets the requirements set forth in the Plan but which is not intended to be, and is not identified as, an ISO.
(v)“Option” means an ISO or Non-ISO.

(w)“Optioned Shares” means Shares subject to an Option or Award of Restricted Stock or Restricted Stock Units granted pursuant to this Plan.
(x)“Outstanding Shares” means the total shares of Common Stock which have been issued and which (a) are not held as treasury shares, and (b) have not been cancelled or retired by the Company.
(y)“Participant” means any person who receives an Award pursuant to the Plan.
(z)“Performance Based Award” means an Award, the vesting, exercise or retention of which is subject to or based upon Performance Based Conditions.
(aa)“Performance Based Conditions” means the specific corporate, divisional, or individual performance or achievement standards or goals set forth in an Agreement.
(bb)“Permanent and Total Disability” mean “permanent and total disability” as defined in Section 22(e)(3) of the Code.
(cc) “Plan” means the John Marshall Bancorp, Inc. 2025 Stock Incentive Plan.
(dd)“Restricted Period” means such restriction period as established pursuant to Section 9(a).
(ee)“Restricted Stock” means Common Stock that is subject to forfeiture, restrictions against transfer, specific Performance Based Conditions, or other conditions or restrictions set forth in an Agreement.
(ff)“Restricted Stock Unit” means an Award of the right to receive Shares of Common Stock, the grant, issuance or vesting of which is subject to such conditions or restrictions, as set forth in an Agreement.
(gg) “Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.
(hh)“Share” means one share of Common Stock.
(ii)“Transaction” means: (i) the liquidation or dissolution of the Company; (ii) a merger, consolidation, share exchange or similar transaction in which the Company is not the surviving entity; or (iii) the sale or disposition of all or substantially all of the Company’s assets.
3.Term of the Plan and Options.

(a)Term of the Plan.  The Plan shall continue in effect for a term of 10 years from the Effective Date unless sooner terminated pursuant to Section 18.  No Award may be granted under the Plan after 10 years from the Effective Date.

(b)Term of Options.  The Committee shall establish the term of each Option granted under the Plan. No Option may have a term that exceeds 10 years. No ISO granted to an Employee who owns Shares representing more than 10% of the outstanding shares of Common Stock at the time an ISO is granted may have a term that exceeds five years.

4.Shares Subject to the Plan.  Except as otherwise required by the provisions of Section 11, the aggregate number of Shares that may be delivered upon the exercise or vesting of Awards shall be 425,000. Optioned Shares may either be authorized but unissued Shares or Shares held in treasury to the extent allowed by Virginia law. Notwithstanding anything to the contrary contained herein, if Awards should expire, become unexercisable or be forfeited for any reason without having been exercised or become vested in full, the Optioned Shares shall not be available for the grant of additional Awards under the Plan. Shares withheld by the Company, delivered by the Participant, or otherwise used to pay the Exercise Price of an Option shall not be available for future Awards under the Plan.  Shares withheld by the

Company, delivered by the Participant or otherwise used to satisfy payment of withholding taxes associated with an Award shall also not be available for future Awards under the Plan.
5.Administration of the Plan.

(a)Composition of the Committee.  The Plan shall be administered by the Committee, which shall consist of not less than three members of the Board who are Non-Employee Directors.  In the absence at any time of a duly appointed Committee, the Plan shall be administered by the Non-Employee Directors serving on the Board’s Compensation Committee. Members of the Committee shall serve at the pleasure of the Board.  Notwithstanding the foregoing, at any time when any class of security of Company is traded on any national securities exchange or on the automated inter-dealer quotation system of national securities association, or the Company is otherwise subject to listing requirements comparable to those provided in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, then: (i) all members of the Committee shall be Independent Directors; and (ii) In the absence at any time of a duly appointed Committee, the Plan shall be administered by the members of the Board who are Independent Directors.

(b)Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion: (i) to select Participants and grant Awards; (ii) to determine the form and content of Awards to be issued in the form of Agreements under the Plan, including but not limited to Performance Based Conditions of Performance Based Awards, which need not be identical among Participants granted Awards at the same time; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; and (v) to make other determinations necessary or advisable for the administration of the Plan.  The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time.  A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

(c)Agreement.  Each Award shall be evidenced by a written agreement containing such provisions as may be approved by the Committee.  Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement.  The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.  In particular, the Committee shall set forth in each Agreement: (i) the Exercise Price of an Option; (ii) the number of Shares subject to, and the expiration date of, the Option; (iii) the Restriction Period of an Award of Restricted Stock or Restricted Stock Units; (iv) the amount, if any, payable for the receipt or vesting of Shares of Restricted Stock or Shares subject to Restricted Stock Units; (v) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award; and (vi) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise or vesting of such Award. The Chairman of the Committee and such other officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

(d)Effect of the Committee’s Decisions.  All decisions, determinations, and interpretations of the Committee shall be final and conclusive on all persons affected thereby. The Committee’s determination whether a Participant’s Continuous Service has ceased, the effective date thereof, and whether a Performance Based Condition shall have been met in the event of the death or Permanent and Total Disability shall be final and conclusive on all persons affected thereby.

(e) Indemnification.  In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award, granted hereunder, to the full extent provided for under Virginia law and the Company’s Articles of Incorporation or Bylaws with respect to the indemnification of Directors.

6.Grant of Options.
(a)General Rule.  The Committee, in its sole discretion, may grant ISOs or Non-ISOs to Employees of the Company or its Affiliates and may grant Non-ISOs to Company Directors and directors of Affiliates.
(b)Special Rules for ISOs.  The aggregate Market Value, as of the date an Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as described in Section 422 of the Code, of the Company or any present or future “parent” or “subsidiary” of the Company) shall not exceed $100,000.  Notwithstanding the prior provisions of this section, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.
(c)No Shareholder Rights.  A Participant shall not possess shareholder rights (including, without limitation, voting rights or rights to dividends) with respect to Shares acquired upon the exercise of an Option until the Participant has exercised the Option and has made any required payment, and the Company has issued a certificate (or made an equivalent book-entry notation in the records of the Company’s stock transfer agent) for the Shares of Common Stock acquired.  Further, no dividend equivalents shall be payable with respect to Shares of Common Stock subject to an Option.
7.Exercise Price for Options.

(a)Limits on Committee Discretion.  The Exercise Price as to any particular Option granted under the Plan shall not be less than the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of the Company’s Outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

(b)Standards for Determining Exercise Price.  If the Common Stock is listed on a national securities exchange (including The Nasdaq Stock Market) on the date in question, then the Market Value per Share shall be not less than the last reported selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be not less than the mean between the closing bid and asked prices on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be not less than the mean between the closing bid and asked price on such date.  If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion in a manner consistent with the rules prescribed under Section 422 of the Code.

8.Exercise of Options.
(a)Generally.  Any Option shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the applicable Agreement.  An Option may not be exercised for a fractional Share. In the event that any adjustment of an Option pursuant to Section 11 or otherwise would result in an Optionee being entitled to exercise for a fractional Share, then upon such adjustment, the number of Shares which may be acquired upon exercise of such Option shall be rounded down to the next whole share, and the Optionee shall not be entitled to any payment, compensation or alternative Award in lieu thereof.
(b)Procedure for Exercise.  A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by: (1) written notice of intent to exercise the Option with respect to a specified number of Shares; and (2) payment to the Company (contemporaneously with delivery of such notice) of the amount of the Exercise Price with respect to the Options being exercised (i) in cash, (ii) in Common Stock, (iii) payment through a “net exercise” such that, without the payment of any funds, the Participant may exercise the Option and receive the net number of shares of Common Stock equal to (A) the number of shares as to which the Option is being exercised, multiplied by (B) a fraction, the numerator of which is the Market Value per share less the Exercise Price per share, and the denominator of which is the Market Value per share (the number of net shares to be received shall be rounded down to the nearest whole number of shares, without any payment or other compensation in lieu of such fractional share); or

(iv) any combination of the foregoing methods of payment. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company’s executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise.  In connection with the exercise of Options, a Participant shall also deliver to the Company, in accordance with the provisions of Section 20 hereof, an amount sufficient to satisfy all applicable federal, state and local income and employment tax withholding obligations, which amount may be paid by any of the methods available for payment of the Exercise Price.
(c)Period of Exercisability - ISOs. An ISO may be exercised by a Participant only while the Participant is an Employee and has maintained Continuous Service from the date of the grant of the ISO, or within three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee’s Continuous Service terminates by reason of –
(1)	Just Cause, in which case the Participant’s rights to exercise such ISO shall expire on the date of such termination;
(2)	death, in which case, to the extent that the Participant would have been entitled to exercise the ISO immediately prior to his death, such ISO of the deceased Participant may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such ISO shall have passed by will or by laws of descent and distribution; or
(3)	Permanent and Total Disability, in which case, to the extent that the Participant would have been entitled to exercise the ISO immediately prior to his termination of service as a result of Permanent and Total Disability, such ISO may be exercised within one year from the date of such termination of service as a result of Permanent and Total Disability, but not later than the date on which the ISO would otherwise expire.
(d)Period of Exercisability - Non-ISOs. A Non-ISO may be exercised by a Participant only while the Participant is an Employee or Director and has maintained Continuous Service from the date of the grant of the Non-ISO, or within three months after termination of such Continuous Service in the case of an Employee who is not a Director, or one year after termination of Continuous Service in the case of a Director (and in any case not later than the date on which the Option would otherwise expire), except if the Continuous Service terminates by reason of –
(1)	Just Cause, in which case the Participant’s rights to exercise such Non-ISO shall expire on the date of such termination;
(2)

death, in which case, to the extent that the Participant would have been entitled to exercise the Non-ISO immediately prior to his death, such Non-ISO of the deceased Participant may be exercised during the normal term of the Option by the personal representatives of his estate or person or persons to whom his rights under such Non-ISO shall have passed by will or by laws of descent and distribution; or

(3)

Permanent and Total Disability, in which case, to the extent that the Participant would have been entitled to exercise the Non-ISO immediately prior to his termination of service as a result of Permanent and Total Disability, such Non-ISO may be exercised during the normal term of the Option.

(e)Exercisability at Death or Permanent and Total Disability.  Notwithstanding the provisions of any Option that provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable upon the Participant’s death or termination of service as a result of Permanent and Total Disability.

9. Restricted Stock and Restricted Stock Units.

The Committee, in its sole discretion, may grant Awards of Restricted Stock or Restricted Stock Units to Directors or Employees of the Company or an Affiliate.  Any Share of Restricted Stock or Restricted Stock Unit which is the subject of an Award shall be subject to the following terms and conditions, and otherwise to such other terms and conditions as are either applicable generally to Awards, or prescribed by the Committee in the applicable Agreement.

(a)Restriction Period. At the time of each Award of Restricted Stock or a Restricted Stock Unit, there shall be established a restriction period (the “Restriction Period”). Such Restriction Period may differ among Participants and may have different expiration dates with respect to portions of the Shares covered by the same Award. In no event: (i) may the Performance Based Condition measurement date for a Performance Based Award be less than one year from the date of grant; or (ii) may the Restriction Period for any other Award of Restricted Stock or Restricted Stock Unit be less than three years, provided that restrictions may terminate ratably and annually over the vesting period.

(b) Vesting Restrictions. The Committee shall determine the conditions and restrictions applicable to the Award, including, but not limited to, requirements of Continuous Service for a specified term, or, for Performance Based Awards of Restricted Stock or Restricted Stock Units, the attainment of Performance Based Conditions, which condition and restrictions may differ with respect to each Participant granted an Award at the same time. The Agreement shall provide for forfeiture of Shares covered thereby if the specified conditions and restrictions are not met during the Restriction Period. Awards of Restricted Stock may provide for the issue of Shares upon grant, subject to forfeiture if the specified conditions and restrictions are not met.  Restricted Stock Units shall provide for the issuance of Shares only upon the achievement of the conditions and restrictions at the end of the Restriction Period or upon the achievement of the Performance Based Conditions, subject to earlier vesting as provided herein.

(c)Vesting upon Death or Permanent and Total Disability. The Committee shall set forth in the Agreement the percentage of an Award, if any, which shall vest in the Participant in the event of death, or Permanent and Total Disability prior to the expiration of the Restriction Period or the satisfaction of the conditions and restrictions applicable to an Award.

(d)Acceleration of Vesting. Notwithstanding the Restriction Period and the conditions or restrictions imposed on an Award of Restricted Stock or Restricted Stock Units, as set forth in any Agreement, the Committee may shorten the Restriction Period or waive any conditions or restrictions, if the Committee concludes that it is in the best interests of the Company to do so, provided that any such actions not done in connection with a Change in Control or the death, Permanent and Total Disability, or termination of employment of a Participant shall not be effective unless specifically approved or ratified by the affirmative votes of the holders of a majority of the Common Stock present or represented and entitled to vote at a meeting duly held on date no later than the next annual meeting of shareholders.

(e)Ownership; Voting. Where stock certificates are issued in respect of Awards of Restricted Stock, which are subject to forfeiture if the conditions or restrictions are not satisfied, such certificates shall be registered in the name of the Participant, whereupon the Participant shall become a shareholder of the Company with respect to such Restricted Stock and shall, to the extent not inconsistent with express provisions of the Plan, have all the rights of a shareholder, including but not limited to the right to vote and to receive all dividends paid on such Shares. The stock certificates shall be deposited with the Company or its designee, together with a stock power endorsed in blank, and the following legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture:

“The transferability of this certificate and the shares of stock represented thereby are subject to the terms and conditions (including forfeiture) contained in the John Marshall Bancorp, Inc. 2025 Stock Incentive Plan,

and an agreement entered into between the registered owner and John Marshall Bancorp, Inc. Copies of such Plan and Agreement are on file in the offices of the Secretary of John Marshall Bancorp, Inc.”

Where an Award of Restricted Stock Units is subject to issuance upon the achievement of Performance Based Award standards or goals or other conditions, no certificates shall be issued until satisfaction of such conditions.

(f) Lapse of Restrictions. At the expiration of the Restriction Period applicable to the Restricted Stock, or upon the satisfaction of conditions to receipt of the Shares subject to Restricted Stock Units, as applicable, the Company shall deliver to the Participant, or the legal representative of the Participant’s estate, or if the personal representative of the Participant’s estate shall have assigned the estate’s interest in the Restricted Stock or Restricted Stock Units, to the person or persons to whom his rights under such Restricted Stock or Restricted Stock Units shall have passed by assignment pursuant to his will or to the laws of descent and distribution, the stock certificates deposited with it or its designee, or if no such certificates have been issued and deposited stock certificates reflecting the Shares, as to which the Restriction Period has expired and the requirements of the restrictions have been met. If a legend has been placed on such certificates pursuant to Section 9(e), the Company shall cause such certificates to be reissued without the legend.

(g) Forfeiture of Restricted Stock. Any Shares of Restricted Stock which are not vested in the Participant or for which the restrictions have not been satisfied during the Restriction Period shall be forfeited and cancelled without compensation, and shall thereafter not be considered to be Outstanding Shares.

10.Conditions Upon Issuance of Shares.

(a)Compliance with Securities Laws.  Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed. The Plan is intended to comply with Rule 16b-3, and any provision of the Plan that the Committee determines in its sole and absolute discretion to be inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and null and void, and shall not affect the validity of the remaining provisions of the Plan.

(b)Special Circumstances.  The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares.  As a condition to the grant or exercise of an Award, the Company may require the Participant (or permitted successor) to make such representations and warranties as the Committee determines may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

(c)Committee Discretion.  The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal, to establish repurchase rights or both of these restrictions, or to provide for the mandatory exercise or forfeiture of any outstanding Options in the event that the Company’s primary federal regulator directs the Company to so require if the Company does not meet minimum regulatory capital requirements.

(d)Construction; Compliance with 409A, Delay in Payment. It is intended and anticipated that this Plan and Awards hereunder shall not be subject to, or shall be in accordance with, 409A of the Code and the regulations and administrative guidance promulgated thereunder (“Section 409A”), and thus avoid the imposition of any excise tax and interest on Participants pursuant to Section 409A(a)(1)(B) of the Code, as a result of the grant, award, exercise, vesting or lapse of restrictions of any Award, and this Plan shall be interpreted and construed consistent with this intent. Notwithstanding anything to the contrary contained herein, any Award or vesting, issuance or payment of an Award hereunder or any Agreement that is considered “nonqualified deferred compensation” that is to be made to a Participant while such Participant is a “specified employee,” in each case as defined and determined for purposes of

Section 409A, within six months following such Participant’s “separation from service” (as determined in accordance with Section 409A), then to the extent that such Award, vesting, issuance or payment of an Award is not otherwise permitted under Section 409A such that it would be exempt from the excise tax thereunder, such Award, vesting, issuance or payment of an Award shall be delayed and shall be effected on the first business day of the seventh calendar month following the Participant’s separation from service, or, if earlier upon Participant’s death.  Notwithstanding anything to the contrary contained herein, the Company shall have no liability whatsoever to any Participant or any other person in the event that any Award vesting, issuance or payment of an Award is determined to be subject to, and is not in compliance with, Section 409A.

11.Effect of Changes in Control and Changes in Common Stock Subject to the Plan.
(a)	Effects of Change in Control.
(1)	Notwithstanding the provisions of any Award that provides for its exercise or vesting in installments, all Awards shall be immediately exercisable and fully vested upon a Change in Control.
(2)	At the time of a Change in Control which does not constitute a Transaction, any or all outstanding Options may, in the discretion of the Board and without the individual consent of a Participant, be cancelled, in exchange for which cancellation the Participant shall receive a cash payment in an amount equal to the excess of the Market Value at the time of the Change in Control of the Shares subject to such Option over the Exercise Price of such Options, provided that in no event may an Option be cancelled in exchange for cash within the six-month period following the date of its grant; and provided that an Option with an Exercise Price equal to or in excess of the Market Value may be cancelled without payment in exchange therefor.
(3)	In the event there is a Transaction, all outstanding Awards shall be surrendered. With respect to each Award so surrendered, the Board of Directors shall in its sole and absolute discretion determine whether the holder of each Award so surrendered shall receive –
(A)	for each Share then subject to an outstanding Award, an Award for the number and kind of shares (or amount of cash or other property, or combination thereof) into which each Outstanding Share (other than Shares held by dissenting shareholders) is changed or exchanged, together with an appropriate adjustment to the Exercise Price in the case of an Option, or other amount, if any, payable in the event of an Award of Restricted Stock or Shares subject to a Restricted Stock Unit;
(B)	the number and kind of shares (or amount of cash or other property, or combination thereof) into which each Outstanding Share (other than Shares held by dissenting shareholders) is changed or exchanged in the Transaction that are equal in market value to the excess of the Market Value on the date of the Transaction of the Shares subject to the Award, over the Exercise Price of the Option, or other amount, if any, payable in the event of an Award of Restricted Stock or Shares subject to a Restricted Stock Unit; or
(C)	a cash payment (from the Company or the successor corporation), in an amount equal to the excess, if any, of the Market Value on the date of the Transaction of the Shares subject to the Award, over the Exercise Price of the Option, or other amount, if any, payable in the event of an Award of Restricted Stock or Shares subject to a Restricted Stock Unit.

(b) Recapitalizations; Stock Splits, Etc.  The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Awards and the Exercise Price of Options or the amount, if any, payable in respect of an Award of Shares of Restricted Stock or Restricted Stock Units, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.  In the event that any such adjustment would result in a Participant being entitled to exercise for or receive a fractional Share, then upon such adjustment, the number of Shares which may be acquired upon exercise or vesting of such Award shall be rounded down to the next whole share, and such fraction cancelled, and the Participant shall not be entitled to any payment, compensation or alternative award in lieu thereof.

(c) Special Rule for ISOs.  Any adjustment made pursuant to subsections (a)(3)(A) or (b) of this section shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

(d) Conditions and Restrictions on New, Additional, or Different Shares or Securities.  If, by reason of any adjustment made pursuant to this Section 11, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares issued pursuant to the Award before the adjustment was made.

(e)  Other Issuances.  Except as expressly provided in this Section 11, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, Exercise Price, in the case of Options, or other amount, if any, payable in the case of an Award of Restricted Stock or Shares subject to a Restricted Stock Unit, then subject to Awards or reserved for issuance under the Plan.

12.Non-Transferability of Awards.

(a)ISOs, and prior to their vesting, Restricted Stock and Restricted Stock Units, may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

(b)Non-ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder), or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

13.Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Award and the Effective Date. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonably prompt period after the date of such grant.

14.Effective Date. The Plan was adopted by the Board on April 22, 2025, and shall become  effective as of the date on which the Plan is approved by the shareholders of the Company.

15.Approval by Shareholders.  The Plan shall be approved by shareholders of the Company within 12 months of the date on which this Plan is approved by the Board.

16.Modification of Awards.  At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or impair the Award without the consent of the holder of the Award. Regardless of any other provision of this Plan or an Agreement, neither the Board or the Committee may reprice (as defined under rules of the New York Stock Exchange or The Nasdaq Stock Market) any Award unless the repricing is approved in advance by the shareholders of the Company.

17.Minimum Vesting Period.  Except as provided in the following sentence, Awards under the Plan will be subject to a minimum one-year vesting period from the date of grant, and the Committee shall not have the discretion to accelerate the vesting of such Awards except in the case of death,  Permanent and Total Disability, or a Change in Control.  The foregoing minimum vesting period shall not be applicable to Awards for not more than five percent (5%) of the shares of Common Stock authorized for issuance under the Plan.

18.Amendment and Termination of the Plan. The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan; provided that shareholder approval shall be required to increase the number of Shares subject to the Plan provided in Section 4 or to extend the term of the Plan, or to make any other change which may be required under the listing requirements of any national securities exchange upon which the Company’s common stock is listed. No amendment, suspension, or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.

19.Reservation of Shares. The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

20.Withholding Tax. The Company’s obligation to deliver Shares upon exercise or vesting of Awards (or such earlier time that the Participant makes an election under Section 83(b) of the Code) shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and employment tax withholding obligations.  The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld.  The value of Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined.  As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

21.No Employment or Other Rights.  In no event shall a Director’s or Employee’s eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Director or Employee or any other party to continue service with the Company or any Affiliate of such corporations.  No Director or Employee shall have a right to be granted an Award or, having received an Award, the right to be granted an additional Award.

22.Clawback. Notwithstanding any other provisions in the Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, rule or regulation (including but not limited to Section 954 of the Dodd-Frank Act), will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, rule or regulation (or any policy adopted by the Company or any Affiliate pursuant to any such law, government regulation or stock exchange listing requirement, rule or regulation). Further, the Company shall have the right to recover from a Participant performance-based Awards (or amounts received in settlement or as proceeds thereof) in accordance with any other clawback policy adopted by the Company or any Affiliate from time to time, related to a financial restatement by the Company or otherwise. This Section 22 shall not limit the Company’s right to revoke or cancel an Award or take other action against a Participant for any other reason, including, but not limited to, misconduct.

23.Governing Law. The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, except to the extent that federal law shall be deemed to apply.

PLEASE FOLD ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data) PROXY ANNUAL MEETING OF SHAREHOLDERS JOHN MARSHALL BANCORP, INC. JUNE 17, 2025 This Proxy is solicited by the Board of Directors of John Marshall Bancorp, Inc., which recommends that you vote “FOR” Proposals I, II, and III. The undersigned hereby appoints Philip Chase and Michael Garcia, and each of them, with full power of substitution, as proxies to vote all shares of Common Stock which the undersigned would be entitled to vote if present and acting at the Annual Meeting of Shareholders of John Marshall Bancorp, Inc., to be held at the Greater Reston Chamber of Commerce, Chamber Conference Room, located at 1886 Metro Center Drive, Suite 150, Reston, Virginia 20190 on June 17, 2025 at 10:00 a.m. Eastern Time, and at any adjournments or postponements thereof, as follows: THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” UNDER PROPOSALS I, II, AND III. IF THIS PROXY IS NOT MARKED TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, IT WILL BE VOTED FOR ALL NOMINEES UNDER PROPOSAL I. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF. HAVE YOUR PROXY CARD READY AND PLEASE USE ONE OF THE EASY VOTING METHODS BELOW Internet: www.FCRvote.com/JMSB • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-402-3905 • Use any touch tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign, and date your Proxy Card • Fold and return your Proxy Card in the Prepaid Envelope provided In-Person: • Greater Reston Chamber of Commerce, Chamber Conference Room, 1886 Metro Center Drive, Suite 150, Reston, Virginia 20190 Scan QR Code for Digital Voting CONTROL NUMBER John Marshall Bancorp, Inc. Annual Meeting of Shareholders For Shareholders of record as of April 21, 2025. Tuesday, June 17, 2025, 10:00 a.m. Eastern Time. Annual Meeting will be at Greater Reston Chamber of Commerce, Chamber Conference Room, 1886 Metro Center Drive, Suite 150, Reston, Virginia 20190. Please visit https://web.viewproxy.com/JMSB/2025.

PLEASE FOLD ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Proposal I. To elect eight directors to serve until the 2026 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. ☐ FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below) ☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES, STRIKE A LINE THROUGH THE NOMINEE NAME(S) BELOW: NOMINEES: NOMINEES: (1) Philip W. Allin (5) Michael A. Garcia (2) Christopher W. Bergstrom (6) Subhash K. Garg (3) Philip R. Chase (7) Jonathan C. Kinney (4) Michael T. Foster (8) O. Leland Mahan Proposal II. To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. FOR ☐ AGAINST ☐ ABSTAIN ☐ Proposal III. To approve the John Marshall Bancorp, Inc. 2025 Stock Incentive Plan. FOR ☐ AGAINST ☐ ABSTAIN ☐ Note: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. 2025 Date Signature(s) of Shareholder(s) Title (if applicable) Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title. As a Shareholder(s) of John Marshall Bancorp, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on June 16, 2025. I PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS ☐ Address change/Comments: If you noted any Address Changes and/or Comments, please mark box. ☐ CONTROL NUMBER PLEASE MARK YOUR VOTE AS THIS EXAMPLE